UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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OceanFirst Financial Corp.

(Name of Registrant as Specified In Its Charter)

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OceanFirst Financial Corp.

110 West Front Street

Red Bank, New Jersey 07701

1.888.623.2633

Dear Fellow Stockholder:

It is my pleasure, along with my fellow Board of Directors, to cordially invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) for OceanFirst Financial Corp. (the “Company”), the holding company of OceanFirst Bank N.A. (the “Bank”). The Annual Meeting will be held on Wednesday, May 20, 2020, at 9:00 a.m., Eastern Time. The Company intends to hold its Annual Meeting in-person at the Company’s Administrative Offices, 110 West Front Street, Red Bank, New Jersey 07701 and will also provide the option to attend a webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/OCFC2020. A 16-digit control number included on the proxy card will be needed for the webcast and instructions will be posted at www.virtualshareholdermeeting. com/OCFC2020. Please note, we are actively monitoring COVID-19 and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in-person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the Annual Meeting solely by webcast. Please monitor the Investor Relations section of the Bank’s website, oceanfirst.com, for updated information and to determine if participation in-person will be possible. As always, we encourage you to vote your shares prior to the Annual Meeting.

The Notice of Annual Meeting and the proxy statement on the following pages describe the formal business to be transacted at the Annual Meeting. The Company’s directors and officers, as well as a representative from KPMG LLP, the Company’s independent registered public accounting firm, will be present at the Annual Meeting to respond to appropriate questions.

In addition to the formal business, we will take the opportunity to provide an update on the Company’s accomplishments, including the January 1, 2020 acquisition of Two River Bancorp (“Two River)” and Country Bank Holding Company, Inc. (“Country”). We welcome Two River and Country stockholders to the Company.

On June 26, 2019, the Company announced the appointment of Steven M. Scopellite to its Board of Directors. In conjunction with the Two River and Country mergers, William D. Moss and Joseph M. Murphy, Jr. were added to the Board of Directors. The Company believes that the addition of these directors will offer enhanced insights and experience in the oversight and governance of the Board as a whole and the committees they serve, including the recently-created Information Technology Committee, which is chaired by Mr. Scopellite.

It is important that your shares are represented this year whether or not you are personally able to attend the meeting. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. The enclosed proxy card may be used to vote your shares. For your convenience, you may complete, sign and promptly return the proxy card in the enclosed envelope; or you may submit your vote by telephone or online according to the instructions on the enclosed proxy card.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, we thank you for your continued investment and support.

  Sincerely,

Christopher D. Maher

Chairman, President and Chief Executive Officer

April 22, 2020

Oceanfirst Financial Corp. 110 West Front Street Red Bank, New Jersey 07701

Notice of 2020 Annual Meeting of Stockholders

Wednesday, May 20, 2020

9:00 a.m.

OceanFirst Bank Administrative Offices, 110 West Front Street, Red Bank, New Jersey 07701 Virtually at www.virtualshareholdermeeting.com/OCFC2020

ITEMS OF BUSINESS

(1)	The election of fourteen directors of the Company;

(2)	An advisory vote on executive compensation as disclosed in these materials;

(3)	The approval of OceanFirst Financial Corp. 2020 Stock Incentive Plan;

(4)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

(5)	Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

RECORD DATE

In order to vote, you must have been a stockholder at the close of business on April 3, 2020.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card, or electronically or by telephone by following the voting instructions printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Steven J. Tsimbinos

Corporate Secretary

NOTE: Whether or not you plan to attend the Annual Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

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OCEANFIRST FINANCIAL CORP.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2020

PROXY SUMMARY

Proposals to be Voted on

Proposal	Board Recommendation	Page Reference
Proposal 1 – Election of Directors	The Board of Directors recommends the votes “FOR” each of the nominees for director.	15
Proposal 2 – Advisory Vote on Executive Compensation	The Board of Directors recommends the vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials.	52
Proposal 3 – Approval of the OceanFirst Financial Corp. 2020 Stock Incentive Plan	The Board of Directors recommends the vote “FOR” the approval of the OceanFirst Financial Corp. 2020 Stock Incentive Plan.	53
Proposal 4 – Ratification of the appointment of KPMG LLP as the independent registered public accounting firm	The Board of Directors recommends the vote “FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm.	59

Nominees for Director

Name	Age	Director Since	Independent	Committees
Angelo Catania	70	2006		Audit, Finance, and Leadership
Anthony R. Coscia	60	2018		None
Michael D. Devlin	69	2016		Finance, Information Technology, and Risk
Jack M. Farris	61	2015		Human Resources/Compensation, Information Technology, and Risk
Kimberly M. Guadagno	60	2018		Human Resources/Compensation
Nicos Katsoulis	60	2019		Finance and Risk
John K. Lloyd	73	2018		Human Resources/Compensation and Leadership
Christopher D. Maher	53	2014		None
William D. Moss	62	2020		None
Joseph M. Murphy, Jr.	61	2020		Finance and Information Technology
Steven M. Scopellite	54	2019		Information Technology
Grace C. Torres	60	2018		Audit, Finance, and Human Resources/Compensation
Grace M. Vallacchi	56	2019		None
John E. Walsh	66	2000		Audit, Information Technology, and Leadership

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Corporate Governance Highlights

Comprehensive annual self-assessment of the Board, Committee, and individual director performance by the Leadership Committee

Board refreshment – Three new directors added:

•   Steven Scopellite, former CIO of Goldman Sachs, appointed in June 2019

•   William Moss, former President/Chief Executive Officer of Two River Community Bank, appointed in January 2020

•   Joseph M. Murphy, Jr., former President/Chief Executive Officer of Country Bank, appointed in January 2020

Reorganization of Executive Management:

•   Appointment of Karthik Sridharan as Chief Information Officer, following the retirement of Joseph R. Iantosca

•   Anthony Giordano III appointed as Chief Retail Banking Officer

Continued Focus on Information Technology Governance with the appointment of Mr. Sridharan as Chief Information Officer, the hiring of IT Governance and Vendor Contract Managers, and the creation of a Board-level Information Technology Committee
Continued emphasis on social and environmental matters through the Corporate Social Responsibility Committee, the Woman LEAD program, the OceanFirst Foundation, and the WaveMakers volunteerism program	Quarterly Dividend paid for ninety-second consecutive quarter
Continued usage of performance-based grants for executive officers

Executive Compensation Overview

•	Total Salaries for Named Executive Officers Increased 10.6% for 2019, ranging from 7.7% to 14.3%
•	Continued Use of Performance-Based Stock Awards, Including Forfeiture of Awards for Performance Not Met
•	Strong Stockholder Support of Compensation Program
•	Engagement of Independent Compensation Consultant during 2019

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CORPORATE GOVERNANCE

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Highlights

The Company has taken several actions to improve its internal governance since the mailing of its last proxy statement. These actions include:

•	Self-Assessment. The Leadership Committee, with the assistance of an independent consultant, performed a comprehensive annual self-assessment to assess the performance of the Board, the Company’s committees, and each director. Previous self-assessments by the Board have resulted in governance actions such as the adoption of a skills matrix, expansion and refreshment of the Board, and amendment of the Company’s Bylaws to eliminate age and geographic restrictions for Directors.

•	Board Refreshment. The Board of Directors has added three new directors: Steven M. Scopellite, former Chief Information Officer at Goldman Sachs, was appointed to the Board in June 2019. William D. Moss, former President and CEO of Two River Community Bank, and Joseph M. Murphy, former President and CEO of Country Bank, were appointed to the Board on January 1, 2020, following the acquisition of those companies. The Company believes that these new directors will provide additional insights, ideas, skills and experience, assist the Company with its expansion into new markets, and provide additional oversight and governance, both to the Board as a whole and the committees on which they will serve. Also, the appointment of additional directors will provide stability and succession opportunities at the Board and Committee levels.

•	Executive Management Reorganization. In September 2019, following the retirement of Joseph R. Iantosca, the Bank appointed Karthik Sridharan as Executive Vice President and Chief Information Officer. The Bank also promoted Anthony Giordano III to Executive Vice President and Chief Retail Banking Officer, effective January 1, 2020. The Company believes that these appointments will strengthen the Bank’s efforts to drive growth and innovation, particularly with technology applications, and deliver shareholder value.

•	Emphasis on Diversity and Social Responsibility. In addition to the establishment of the Corporate Social Responsibility (“CSR”) Committee in 2019, the Bank further demonstrated its commitment to the communities it serves through its response to the current pandemic and the WaveMakers volunteerism program. In addition, in 2020 the Bank established the Women LEAD program, which is dedicated to increasing the role of women in leadership positions throughout the Bank. See “Corporate Social Responsibility”.

•	Sustained Focus on Information Technology. Recognizing the importance that information technology and digital banking has on both the Bank’s present and future, the Company established a Board-level Information Technology Committee in June 2019. Members of this Committee also serve on the Company’s Audit, Risk, Finance, and Leadership Committees and the Committee is chaired by Mr. Scopellite. In addition, after conducting an extensive search, the Bank appointed Mr. Sridharan to succeed Mr. Iantosca as Chief Information Officer, and established the positions of IT Governance Manager and Vendor Contract Manager to increase oversight in these areas.

•	Continued Quarterly Dividend Payments: During 2019, the Company maintained its quarterly cash dividend of $0.17 per share, allowing increased capital flexibility that was utilized with the Two River acquisition.

•	Continued Use of Performance-based Grants. As further described in the Compensation Discussion and Analysis section, the Company continues its use of performance-based grants for executive officers. Demonstrating the Company’s emphasis on accountability for these awards, portions of the 2018 grants were forfeited in 2019 for failure to achieve selected benchmarks.

•	Enhanced Shareholder Outreach. At the 2019 Annual Meeting of Stockholders, the Company increased shareholder access to the Annual Meeting by livestreaming the meeting for the first time in Company history. This allows for additional interaction from shareholders who were not able to attend the Annual Meeting in person. The Company will again livestream this year’s Annual Meeting, giving management the opportunity to discuss shareholder views regarding the Company’s business strategy and corporate governance to a wider audience, while also protecting shareholders and employees as part of the Company’s coronavirus response precautions.

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Corporate Governance Policies and Procedures

The Company has adopted a Corporate Governance Policy to govern certain activities, including:

(1)	the duties and responsibilities of the Board of Directors and each director;
(2)	the composition and operation of the Board of Directors;
(3)	the establishment and operation of Board committees;
(4)	convening executive sessions of independent directors;
(5)	succession planning;
(6)	the Board of Directors’ interaction with management; and
(7)	the evaluation of the performance of the Board of Directors, its committees and of the CEO

In accordance with the Corporate Governance Policy, at least a majority of the directors on the Board must be “independent directors” as defined in the listing requirements of the Nasdaq Stock Market (“Nasdaq”).

Board Leadership Structure

The Board is led by the Chairman of the Board, Christopher D. Maher, who also serves as President and CEO of the Company and the Bank. The Board believes that combining the Chairman and CEO positions, together with the appointment of an independent lead director, is the appropriate Board leadership structure for the Company at this time. The Company has historically been led by a combined Chairman and CEO and the Board believes that the CEO is most knowledgeable about our business and corporate strategy and is in the best position to lead the Board of Directors, especially in relation to its oversight of corporate strategy formation and execution. In addition, having a combined Chairman and CEO provides a complete alignment on corporate strategy and vision. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	the establishment of an independent lead director (the “Lead Director”);
•	executive sessions of the independent directors at every regularly scheduled Board meeting, during which the independent directors may discuss the performance of the CEO/Chairman, management succession planning, and other appropriate matters;
•	the independence of twelve of fifteen of the Board members;
•	stock ownership guidelines for directors and those executive officers named in the Summary Compensation Table below (the “NEOs”);
•	annual performance evaluation of the CEO by the Human Resources/Compensation Committee (the “Compensation Committee”); and
•	the Company’s Board Audit, Compensation, and Leadership Committees are comprised entirely of independent members.

The Company’s Corporate Governance Policy provides that the Chair of the Leadership Committee, currently John E. Walsh, shall also serve as the Lead Director. The Corporate Governance Policy provides that the duties of the Lead Director include assisting the Board in assuring compliance with and implementation of the Company’s Corporate Governance Policy, coordinating the agenda for and moderating sessions of the Board’s independent directors, and acting as principal liaison on certain issues between the independent and inside directors, including the Chairman of the Board, as applicable.

While the Board believes that the current leadership structure is best suited for the Company, it recognizes that other leadership models in the future might be appropriate, depending on the circumstances. Accordingly, the Board periodically reviews its leadership structure.

Board Role in the Oversight of Risk/Risk Committee

Under the Company’s Corporate Governance Policy, the business and affairs of the Company are managed by the officers under the direction of the Board. The Board is charged with providing oversight of the Company’s risk management processes. In January 2013, the Board created the Joint Risk Committee of the Company and the Bank (the “Risk Committee”) and delegated it primary responsibility for overseeing the risk management function at the Company on behalf of the Board. In addition, the Compensation Committee and the Company and Bank’s senior management are tasked with oversight of the Company’s risk management process. The duties of each of the Risk Committee, the Compensation Committee, and senior management with respect to such oversight is summarized below.

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Board of Directors The Board is charged with providing oversight of the Company’s risk management processes.

Risk Committee

•   The primary responsibility is overseeing the risk management function at the Company on behalf of the Board.

•   Meets at least quarterly with executive management and the Chief Risk Officer (“CRO”) and receives comprehensive reports and dashboards on enterprise risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures.

•   The Risk Committee may receive updates between meetings, as may be necessary, from the CRO, the CEO, the Chief Financial Officer (“CFO”) and other members of management relating to risk oversight matters.

•   Provides a report to the full Board on at least a quarterly basis.

•   Representatives from Internal Audit and Risk Management attend Risk and Audit Committee meetings, respectively.

•   In addition, each quarter, the Audit Committee will discuss with management and the independent registered public accountant their review of the Company’s financial statements and significant findings based upon the independent registered public accounting firm’s review, and any material issues are relayed to the Risk Committee.

Compensation Committee

•   At least annually, the Compensation Committee reviews with the CRO the Company’s compensation plans for all employees, including the CEO and other NEOs, to ensure that these plans do not encourage taking unnecessary and excessive risks that would threaten the value of the Company.

•   The Compensation Committee from time to time may enact metrics under the Cash Incentive Plan to encourage risk mitigation and safe and sound banking.

Senior Management

On an annual basis, the Bank’s Compliance Officer provides a report to the Board regarding the Bank’s compliance with existing regulations, as well as future regulations that may impact the Bank.

The CRO performs a risk assessment of each of the Bank’s products, services, operations and regulatory requirements to determine the overall risk to the Bank and reports these findings to the Risk Committee.

Committees of the Board of Directors

The Board of Directors of the Company also maintains the Audit Committee, the Compensation Committee, the Leadership Committee, the Risk Committee, the Finance Committee, and the Information Technology Committee. The following is a description of each of the Company’s Board committees.

Audit Committee	Meetings during 2019: 6
Grace C. Torres* (Chair) Angelo Catania* John E. Walsh

The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters.

The Board of Directors has a separately-designated standing Audit Committee for the Company and Bank established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com). Each member of the Audit Committee is “independent” in accordance with Nasdaq listing standards and the heightened independence standards applicable to audit committees.

See “Proposal 4–Ratification of Independent Registered Public Accounting Firm – Report of Audit Committee.”

*	“Audit committee financial experts” under the Rules of the Securities and Exchange Commission (the “Commission”).

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Human Resources/Compensation Committee	Meetings during 2019: 4
Jack M. Farris* Kimberly M. Guadagno John K. Lloyd Grace C. Torres

The Compensation Committee of the Company and the Bank meets to establish compensation for the executive officers and to review the Company’s incentive compensation program when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank.

Each member of the Compensation Committee is independent in accordance with Nasdaq listing standards regarding compensation committee requirements.

The Compensation Committee acts under a written Charter adopted by the Board of Directors, which is available on the Company’s website (www.oceanfirst.com). The Compensation Committee reviews and reassesses the adequacy of its Charter on an annual basis.

See “Executive Compensation—Compensation Committee Report on Executive Compensation.”

*	In 2019, Jack Farris was appointed as Chairperson of the Human Resources/Compensation Committee following the retirement of Diane Rhine.

Leadership Committee	Meetings during 2019: 4
John E. Walsh (Chair) Angelo Catania John K. Lloyd

The Leadership Committee of the Company and the Bank, formerly named the Corporate Governance/ Nominating Committee, takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to the Company and monitoring compliance with these policies and guidelines. In addition, the Leadership Committee serves as the Company’s nominating committee and is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next Annual Meeting of Stockholders. The Committee also recommends to the Board director candidates for each committee for appointment by the Board.

The Chair of the Leadership Committee functions as Lead Director.

The Leadership Committee acts under a written Charter and the Corporate Governance Policy adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com). The procedures of the Leadership Committee required to be disclosed by the Commission rules are included in this proxy statement. See “Leadership Committee Procedures as to Director Nominees.”

Risk Committee	Meetings during 2019: 4
Michael D. Devlin (Chair) Steven E. Brady Jack M. Farris Nicos Katsoulis

The Risk Committee of the Company and the Bank was created in January 2013 to assist the Board in enterprise risk management functions.

The Risk Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website and is reviewed on an annual basis by the Risk Committee. See “Board Role in the Oversight of Risk/Risk Committee.”

Finance Committee	Meetings during 2019: 4
Angelo Catania (Chair) Michael D. Devlin Nicos Katsoulis Joseph M. Murphy, Jr.* Grace C. Torres	The Finance Committee of the Company and the Bank was created in January 2017 to assist the Board in fulfilling its oversight responsibilities of the financial management of the Company and developing the Company’s strategic and annual business plan and budget. The Chair and at least one other director of the Finance Committee will be independent in accordance with Nasdaq listing standards. The Finance Committee acts under a written Charter adopted by the Board of Directors. The charter is available on the Company’s website and is renewed on an annual basis by the Finance Committee.

*	Joseph M. Murphy, Jr. was appointed to the Finance Committee in 2020.

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Information Technology Committee	Meetings during 2019: 3
Steven M. Scopellite (Chair) Michael D. Devlin Jack M. Farris Joseph M. Murphy, Jr.* John E. Walsh

The Information Technology Committee of the Company and the Bank was created in July 2019 to provide oversight of the execution of the Company’s technology strategies and cybersecurity program and to review the Company’s technology-related risk management activities. The Chair and at least one other director of the Information Technology Committee will be independent in accordance with Nasdaq listing standards, and the Committee shall include at least one technology expert having significant experience and knowledge regarding information technology matters with a financial institution of at least similar size and complexity of the Company.

The Information Technology Committee acts under a written Charter adopted by the Board of Directors. The charter is available on the Company’s website and is renewed on an annual basis by the Information Technology Committee.

*	Joseph M. Murphy, Jr. was appointed to the Information Technology Committee in 2020.

The following table identifies the standing committees and their members as of December 31, 2019.

Human
			Resources/			Information
	Audit	Leadership	Compensation	Risk	Finance	Technology
Director	Committee	Committee	Committee	Committee	Committee	Committee
Steven E. Brady
Angelo Catania
Michael D. Devlin
Jack M. Farris
Kimberly M. Guadagno
Nicos Katsoulis
John K. Lloyd
Steven M. Scopellite
Grace C. Torres
John E. Walsh
Samuel R. Young(1)

Chairperson
(1)	Samuel R. Young retired from the Board on March 31, 2020.

Code of Ethics and Standards of Personal Conduct

The Company and Bank have adopted a Code of Ethics and Standards of Personal Conduct that is designed to ensure that all directors, executive officers and employees of the Company and Bank meet the highest standards of ethical conduct. The Code of Ethics and Standards of Personal Conduct requires that all directors, executive officers and employees avoid conflicts of interest, protect confidential information and customer privacy, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Standards of Personal Conduct, all directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Ethics and Standards of Personal Conduct, the Company and Bank established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Standards of Personal Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

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Corporate Social Responsibility

The Company recognizes the importance in conducting its business in a manner that both benefits its stockholders and contributes to the well-being of its customers, employees and the communities it serves. The Company strives to integrate corporate social responsibility (“CSR”) within all of its activities, and the Board considers the role of CSR when making decisions that affect the Company as a whole.

The following examples demonstrate the Company’s commitment to CSR and its responsibility to the communities where its customers, employees, and stockholders live and work:

•	Pandemic Response: The Bank was an industry leader in responding to the COVID-19 pandemic. It was among the first banks in New Jersey to establish social distancing and remote working protocols, limit branch access, and promote employee safety. The Bank established relief programs for its borrowers (and, in certain cases, their employees). With the tireless efforts of its employees, the Bank quickly implemented the CARES ACT Paycheck Protection Program, taking over a thousand applications to protect over forty thousand jobs in its communities. In addition, the OceanFirst Foundation has allocated $250,000 in grants specifically to assist nonprofits who are impacted by the pandemic and helping our neighbors in need during the crisis; also, they launched the Acts of Kindness grant program in conjunction with the Grunin Foundation and Townsquare Media to recognize nonprofit organizations going above and beyond to help as COVID-19 affects our communities.
•	CSR Committee: As disclosed in last year’s proxy statement, the Bank, as part of its efforts to enhance shareholder reputation, increase employee morale, and improve its communities, established a CSR Committee that will recommend and oversee CSR goals and monitor areas of CSR Risk.
•	OceanFirst Foundation: The Company’s created the OceanFirst Foundation (the “Foundation”) in 1996 through a one-time endowment of $13.4 million approved by Bank depositors. Since its establishment, the Foundation has granted over $40 million to hundreds of local charities and schools throughout the Bank’s footprint, including scholarships awarded to local colleges and universities and its Model Classroom and Good Neighbor grants.
•	Women LEAD: Recognizing the importance in expanding the role of women in senior leadership positions, the Bank established the Women LEAD program in 2019. Comprised of senior female officers, this program is designed to develop future leaders through mentorships and specific legal training.
•	WaveMakers: The Bank encourages employee volunteerism in their communities through the WaveMakers program, which promotes internal and external volunteer opportunities throughout the Bank’s footprint. As part of its benefit package, all Bank employees are eligible for up to eight hours of paid time off for approved volunteer work.
•	Professional Development: The Bank has partnered with local colleges to offer professional development classes for all Bank personnel. These classes provide opportunities for participants to advance their individual professional growth goals. In addition, the Bank has provided select higher education sponsorships designed to improve individual skill sets and help candidates advance to the next levels in their careers.
•	Digital Technology: The Bank has made substantive investments in its digital technology infrastructure, including Mobile and Online Banking, Bill Pay, and eStatements. While the motivation behind these investments is to provide customers with additional banking options and enhance the Bank’s digital footprint, increased digital adoption also decreases the Bank’s environmental impact by reducing the amount of physical waste generated by paper statements and carbon emissions. The Bank’s focus on digital technology is both good for business and good for the environment.

Meetings of the Board of Directors

The Board of Directors of the Company and the Bank conduct business through meetings and the activities of the Boards and their committees. Board members are encouraged to attend all Board and Committee meetings. Their attendance and performance are among the criteria considered for re-nomination to the Board of Directors. During the fiscal year ended December 31, 2019, the Company’s Board of Directors held ten meetings and one special meeting. All of the Directors of the Company attended at least 75% of the Board meetings and the meetings of committees held on which such Directors served during the fiscal year ended December 31, 2019.

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STOCKHOLDER-RECOMMENDED DIRECTOR NOMINATIONS

General

It is the policy of the Company’s Leadership Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Leadership Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Leadership Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Leadership Committee’s resources, the Leadership Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Leadership Committee, a stockholder should submit the following information in writing, addressed to the Chair of the Leadership Committee, care of the Corporate Secretary, at the main office of the Company:

(1)	The name of the person recommended as a director candidate;
(2)	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, as amended;
(3)	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
(4)	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the broker holding the securities that reflects ownership of the Company’s common stock; and
(5)	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of stockholders, the recommendation must be received by the Leadership Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting, advanced by one year.

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Proposal 1 Election of Directors

The Company’s Board of Directors currently consists of fifteen directors. All of the directors are independent under current Nasdaq listing standards, with the exceptions of Christopher D. Maher, President and CEO of the Company and the Bank, Grace Vallacchi, Executive Vice President and CRO of the Company and the Bank, and Nicos Katsoulis, who was briefly Executive Vice President/ Commercial Real Estate for the Bank following the acquisition of Sun National Bank, where he was Chief Lending Officer. Pursuant with the shareholder approval to amend the Company’s Certificate of Incorporation to declassify the Board at the 2018 Annual Meeting of Shareholders, all directors are now elected to a one-year term expiring at the Annual Meeting of Stockholders. Each of the members of the Board also serves as a director for the Bank. The experience and qualifications of each director are set forth under “Nominees for Election of Director.”

Mr. Brady will retire from the Board and his term will expire at that Annual Meeting. At that time, the size of the Board will be reduced to fourteen members. The Company is grateful for Mr. Brady’s contributions to the Company’s success and wishes him continued prosperity in his future.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named in the following section. If any nominee is unable to serve, the persons named in the proxy card will vote your shares and approve the election of any substitute nominee proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all Directors listed in the “Nominees for Director”.

Criteria for Director Nominees

The Leadership Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. The same criteria are used for persons nominated by the Committee or by a stockholder. A candidate must meet any qualification requirements set forth in any Board or committee governing documents.

The Leadership Committee will consider the following criteria in selecting nominees:

•	financial, regulatory and business experience;
•	familiarity with and participation in the communities served by the Company;
•	integrity, honesty and reputation;
•	dedication to the Company and its stockholders;
•	independence; and
•	any other factors the Leadership Committee deems relevant, including experience, diversity of skills, size of the Board of Directors and regulatory disclosure obligations.

The Leadership Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time, and whether a director is expected to retire in the near future. While no single nominee may possess all of the skills needed to be a director, the Committee seeks to maintain a diversity of skills among the Board members necessary for the optimal functioning of the Board in its oversight of the Company. The Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the Commission’s regulations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Leadership Committee will consider and review an existing director’s Board performance and attendance at Board and Committee meetings and other Company functions; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

Pursuant to the Leadership Committee Charter as approved by the Board, the Leadership Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process the committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

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Identification

For purposes of identifying nominees for the Board of Directors, the Leadership Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Company’s local communities. The Leadership Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Leadership Committee has not received any recommended nominees from the Company’s stockholders to be considered for election at this Annual Meeting. The Leadership Committee has in the past used, and may in the future use, an independent search firm to assist in identifying candidates to fill a vacancy on the Board of Directors, but does not use a search firm to identify or evaluate potential director nominees in the ordinary course.

Evaluation

The Leadership Committee, in evaluating potential director candidates, conducts a check of the individual’s background, interviews the candidate, and determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.

Nominees for Election of Director

The biography of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Leadership Committee and the Board to determine that the person should serve as a director for the Company. The Board of Directors has determined that the Board as a whole must have the right diversity and complementary mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Company considers the following requirements for each of its members of the Board:

1)	Experience: Current and past work and Board experience; knowledge of the banking industry and financial services companies; familiarity with the operations of public companies; and business and management experience and acumen.
2)	Personal characteristics: Ability to work collaboratively with management and as a member of the Board; ability to think strategically and develop a strategic vision or central idea for the Company; familiarity with and participation in the local businesses and the communities served by the Bank; integrity, accountability and independence.
3)	Director commitment: Time and effort; awareness and ongoing education; attendance at Board and committee meetings and other Company functions; other board commitments; stock ownership; changes in professional responsibilities; and length of service.
4)	Team and Company considerations: Balancing director contributions; diversity of skills; and financial condition.

The Board adopted the skills matrix that represents certain skills that the Board identified as particularly valuable to the effective oversight of the Company and execution of its business. The following matrix shows those skills and the number of directors having each skill, highlighting the diversity of skills on the Board.

*	Includes prior service as Director of Financial Institutions acquired by the Company

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Nominees for Director

Unless otherwise stated, each individual has held his or her current position for the last five years. The age indicated for each individual is as of December 31, 2019. The indicated period of service as a director includes service as a director of OceanFirst Bank. The following directors have been nominated by the Leadership Committee for election to the Board with terms to expire at the 2021 Annual Meeting of Stockholders:

ANGELO CATANIA

Age 70

Director since 2006

Committees: Audit, Finance, and Leadership

Angelo Catania was the CEO and Managing Member of HomeStar Services LLC, an air conditioning, heating, plumbing and electrical service company until its sale and his retirement in 2015. Prior to joining HomeStar in February 2005, he was President and Chief Operating Officer (“COO”) of Petro, Inc., one of the largest home heating oil and services companies in the United States. As President and COO of Petro, Mr. Catania was responsible for the oversight of approximately 2,800 employees that serviced over 535,000 residential and commercial accounts. Mr. Catania has also served as the corporate controller of a publicly-owned home heating oil delivery and service company, where he was responsible for accounting systems, bank relations, benefits, information technology and acquisitions.

Mr. Catania’s experience as a senior officer brings to the Board significant management expertise and leadership skills, particularly as they relate to the use of technology to improve efficiency and customer service.

ANTHONY R. COSCIA

Age 60

Director since 2018

Committees: None

Anthony R. Coscia was the Chairman of the Boards of Sun Bancorp, Inc. and Sun National Bank since December 2016. Mr. Coscia served as a Director of Sun Bancorp, Inc. since 2010 and Sun National Bank since 2011 and was a member of the ALCO Committee and Chair of the Executive Committee. Sun Bancorp, Inc. and Sun National Bank were acquired by the Company in January 2018, at which time Mr. Coscia joined the Company’s Board. Mr. Coscia is admitted to the state bars of New Jersey and New York and is a Partner of Windels Marx Lane & Mittendorf, LLP, having been with the firm for over 30 years. Mr. Coscia’s legal practice focuses on corporate, commercial, and real estate matters, with a concentration on the financial and real estate elements of these transactions. Mr. Coscia serves as Chairman of the Board of Directors of the National Railroad Passenger Corporation (Amtrak), having been appointed to the Board of Amtrak by President Obama in 2010 and reappointed in 2015. Mr. Coscia is Chairman of Suez North America, Inc., the U.S. subsidiary of Suez Environnement SAS. Mr. Coscia previously served as Chairman of the Port Authority of New York and New Jersey for over eight years, stepping down in 2011. Mr. Coscia is a graduate of Georgetown University School of Foreign Service and received his law degree from Rutgers University School of Law.

Mr. Coscia serves as trustee of Georgetown University and the New Jersey Community Development Corporation and is a member of the New Jersey Performing Arts Center Council of Trustees, the Partnership for New York City, The Economic Club of New York and the Regional Plan Association. In 2007, Mr. Coscia was awarded an honorary doctorate of humane letters from the New Jersey Institute of Technology. Mr. Coscia’s extensive background and reputation as a well-respected business leader actively involved in both the private and government sectors brings significant management and leadership skills to the Board.

MICHAEL D. DEVLIN

Age 69

Director since 2016

Committees: Finance, Information Technology and Risk

Michael D. Devlin has served as a Director since May 2016 when the Company acquired Cape Bancorp, Inc. and Cape Bank, of which Mr. Devlin was a Director since January 31, 2008, and President and Chief Executive Officer since January 27, 2009. Mr. Devlin currently serves as a member of the Board of Directors of Marquette National Corporation, a bank holding company based in Chicago, Illinois.

Mr. Devlin brings extensive banking and management expertise to the Board of Directors, particularly as to the southern markets and communities served by the Company.

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JACK M. FARRIS

Age 61

Director since 2015

Committees: Human Resources/Compensation, Information Technology and Risk

Jack M. Farris was the Vice President and Deputy General Counsel, InfoSec & Cybersecurity for Verizon Communications, Inc., one of the world’s leading wireline, wireless and business communications companies, until his retirement. Mr. Farris was appointed to this position in early 2017 and prior to that had served in a variety of legal and management functions, providing legal support for systems and technology procurement, global operations security, finance operations, regulatory compliance and transactional matters, as well as information technology and information security matters. Mr. Farris recently formed Practical RM Associates, a company established to provide cyber and technology risk management services. In addition to his undergraduate and law degrees, Mr. Farris holds a Master of Science in computer engineering and is a Certified Information Systems Security Professional under (ISC)2.

Mr. Farris’s experience as a senior manager of a large corporation and his expertise in information technology and information security brings to the Board extensive knowledge and capability relating to communications, information technology, and cybersecurity, as well as significant experience in litigation, transactional matters and regulatory compliance.

KIMBERLY M. GUADAGNO

Age 60

Director since 2018

Committees: Human Resources/Compensation

Kimberly M. Guadagno is the president and CEO of Fulfill, a non-profit food bank committed to fighting hunger in Monmouth and Ocean Counties, which serves 135,000 food-insecure individually annually. She is also a partner with the law firm Connell Foley LLP and previously was the first Lieutenant Governor of New Jersey, serving from 2010-2018. She has also served as New Jersey’s 33rd Secretary of State and in 2007 was elected the first woman sheriff of the Office of the Sheriff in Monmouth County, New Jersey. Ms. Guadagno founded the New Jersey Partnership for Action, a public-private partnership that promotes New Jersey businesses and job creation and chaired the Red Tape Review Commission, a bipartisan group charged with streamlining government services, cutting red tape, and proposing policy recommendations to further reduce the regulatory burdens on businesses. Ms. Guadagno has served 13 years in public service and has been an attorney for more than three decades.

Ms. Guadagno is a well-regarded leader in the both the private and government sectors and brings significant managerial and legal skills to the Board.

NICOS KATSOULIS

Age 60

Director since 2019

Committees: Finance and Risk

Nicos Katsoulis is the former Executive Vice President/Commercial Real Estate of OceanFirst Bank, N.A., having retired in November 2018. Mr. Katsoulis joined the Bank upon the Bank’s acquisition of Sun National Bank in February 2018. At Sun, Mr. Katsoulis was Executive Vice President and Chief Lending Officer, overseeing all lending activities including commercial and industrial and commercial real estate lending. During his banking career, Mr. Katsoulis served as a director of State Bancorp., Inc. and as Executive Vice President and Chief Lending Officer of Atlantic Bank of New York. Mr. Katsoulis is a graduate of the London School of Economics and Columbia University’s graduate school of business.

Mr. Katsoulis brings extensive banking and managerial experience to the Board, particularly with the commercial lending environment within the Bank’s current footprint and potential areas for expansion.

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JOHN K. LLOYD

Age 73

Director since 2018

Committees: Human Resources/Compensation and Leadership

John K. Lloyd was the Co-CEO of Hackensack Meridian Health until his retirement in December 2018. Under his leadership, Hackensack Meridian Health became the largest most comprehensive and integrated health network in New Jersey, including 16 hospitals, 33,000 team members and more than 6,000 physicians, and over 165 ambulatory facilities throughout the state, and had total revenues of $5.5 billion. Prior to his role as Co-CEO, Mr. Lloyd served as president of Meridian Health, a $2.1 billion, New Jersey-based health network of seven hospitals, one academic medical center, Jersey Shore University Medical Center, and 120 ambulatory facilities in Monmouth and Ocean Counties. Mr. Lloyd graduated from Princeton University and proudly served his country in the United States Marine Corps before attaining a Masters of Business Administration in Health Administration at Temple University. Mr. Lloyd has been recognized nationally and regionally with various awards including the Medical Executive Award from the Academy of Medicine of New Jersey and the Distinguished Business Leader Award from Monmouth University. He also received the Icon Award by NJBiz, the Maurice Pollack Award for Community Service from Monmouth University, the Lifetime Achievement Award by the American College of Healthcare Executives in New Jersey, and recently was awarded Hackensack Meridian Health’s first-ever lifetime achievement award.

Mr. Lloyd has significant expertise in the healthcare industry, prior service on publicly-traded boards, and excellent leadership skills developed over his 35 years as a CEO.

CHRISTOPHER D. MAHER

Age 53

Director since 2014

Committees: None

Christopher D. Maher has served as Chairman of the Company and the Bank since January 1, 2017 and as President and CEO of the Company and the Bank since January 1, 2015. He joined the Company and the Bank on March 25, 2013 as President and Chief Operating Officer and was appointed to the Board of Directors on February 19, 2014. Prior to joining the Company, Mr. Maher served as President and CEO of Patriot National Bancorp and Patriot National Bank since 2010.

Mr. Maher is active in the non-profit community, serving as a Trustee of both Helen Keller Services for the Blind and Monmouth University and as a Director of Hackensack Meridian Home Care Services, Inc. and Hackensack Meridian Nursing & Rehabilitation. He is also active within the banking industry, becoming a director of the Federal Reserve Bank of Philadelphia effective January 1, 2020 and as a member of the Board of the New Jersey Bankers Association.

WILLIAM D. MOSS

Age 62

Director since 2020

Committees: None

William D. Moss was the Chairman of the Board of Directors and President and Chief Executive Officer of Two River Community Bank and Two River Bancorp, having served in various capacities at Two River Community Bank since its inception in 2000. Two River and Two River Bancorp were acquired by OceanFirst Financial Corp. on January 1, 2020, at which time Mr. Moss joined the Board of OceanFirst Financial Corp.  Mr. Moss previously served in various officer positions with several banks, including Midlantic National Bank and the Central Jersey Bank and Trust Company.

Mr. Moss is a 1987 graduate of the Stonier Graduate School of Banking and is a past Chairman of the New Jersey Bankers Association.  He is a member of the Board of Directors of the Atlantic Community Bancshares, Inc. and its subsidiary, Atlantic Community Bankers Bank, as well as several non-profit boards. He is past president of the Community Bankers Association of New Jersey and the American Cancer Society/Jersey Shore Region. He previously served on the New Jersey State Banking Advisory Council and has also served as Councilman in the Borough of Shrewsbury, NJ and chair of its finance committee.

Mr. Moss brings extensive knowledge of the commercial banking industry, which includes over 40 years of experience, to the Company’s governance and leadership.

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JOSEPH M. MURPHY, JR.

Age 61

Director since 2020

Committees: Finance and Information Technology

Joseph M. Murphy, Jr. had served on the Board of Directors of Country Bank Holding Company since 2003 and on the Board of Country Bank since 1995. Country Bank was a Manhattan-based community bank acquired by OceanFirst on January 1, 2020. He served as Executive Vice President in 1997, President in 2008 and President/CEO since 2012. He was Chairman of the Loan and Technology Committees throughout his tenure. Country Bank specialized in real estate lending to small businesses and commercial real estate investors and was ranked in the “Top 200 Community Banks” nationwide by US Banker magazine five of the past ten years.

Prior to joining Country Bank, Mr. Murphy co-founded a commercial mortgage conduit, ValuExpress LLC, which has originated over $2.0 billion in loans for the real estate capital markets. For over 30 years he has owned and managed family real estate investments in various commercial properties throughout the United States. He currently serves as EVP of ValuExpress LLC and as President of Value Investors, Inc., his family’s investment office.

Mr. Murphy has served on the Board of Directors for the New York Chapter of Juvenile Diabetes Research Foundation, the Finance Advisory Committee of the Congregation of Christian Brothers, and the Board of Trustees for the Greater New York Chapter of the American Red Cross. He also served on the Community Bankers Council of the American Bankers Association. He currently sits on the Board of the St. Patrick’s Parade Foundation, NYC and is a Knight of St. Patrick, which both support the New York City St. Patrick’s Day Parade.

Mr. Murphy is a graduate of the University of Denver with a BSBA. He also holds a Masters of Science in Real Estate Finance from New York University. Mr. Murphy provides the Company with extensive banking knowledge and particularly with respect to the New York markets.

STEVEN M. SCOPELLITE

Age 54

Director since 2019

Committees: Information Technology

Steven M. Scopellite was appointed to the Board of Directors in June 2019. Mr. Scopellite retired from Goldman Sachs in 2013, having served as Global Chief Information Officer. Among his accomplishments during his distinguished career of nearly 30 years were leading Goldman Sach’s penetration into new markets, pioneering the bank’s expansion into electronic trading, and developing the global funding platform. Mr. Scopellite currently serves as a Director of Soltage, LLC, a leading renewable energy provider; a Director at Ionic Security, a secure platform to protect and control data; and is Co-Founder and Advisor to Aspec Scire, a groundbreaking drone-data analytics company.

Mr. Scopellite is on the Dean’s Executive Advisory Counsel for the College of Computing and Informatics at Drexel University and Chairman to the Riverview Medical Center Foundation Board of Trustees. Mr. Scopellite provides the Board with significant management and risk management experience, particularly as they relate to information technology.

GRACE C. TORRES

Age 60

Director since 2018

Committees: Audit, Finance, and Human Resources/Compensation

Grace C. Torres has been a Trustee of Prudential Retail Mutual Funds, a retail mutual funds complex of more than 90 mutual funds, since 2014. Prior to that, Ms. Torres was Chief Financial Officer, Treasurer and Principal Financial Officer of Prudential Mutual Funds and Senior Vice President of Prudential Investments LLC from 1994 through 2014. Ms. Torres also previously served as Vice President, Mutual Funds Administration at Bankers Trust and as a Senior Manager, Audit Practice with Ernst & Young. Ms. Torres is a CPA in the State of New York and received a BS in Accounting and Management from New York University. Ms. Torres served as a Director of Sun Bancorp, Inc. and Sun National Bank since 2015, serving on the Audit, Nominating & Corporate Governance and Risk Committees and Chair of the ALCO Committee, until their acquisition by the Company in January 2018, at which time Ms. Torres joined the Board.

Ms. Torres brings to the Board additional financial reporting and audit experience, particularly with respect to large complex financial services organizations. Ms. Torres has been recognized as one the Top 50 business executives by Hispanic Business magazine and LATINA Style Magazine and brings in-depth experience and expertise regarding the financial industry.

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GRACE VALLACCHI

Age 56

Director since 2019

Committees: None

Grace Vallacchi was appointed Director in January 2019 and has served as Executive Vice President and CRO of the Company and the Bank since September 2017. Prior to joining OceanFirst, Ms. Vallacchi was Associate Deputy Comptroller in the Northeastern District of the Office of the Comptroller of the Currency (“OCC”) since February 2016. Prior to that position, she was Assistant Deputy Comptroller at the OCC since October 2012, and a National Bank Examiner since 2007.

Ms. Vallacchi’s experience provides the Board with enhanced risk management, banking industry knowledge, and regulatory and government relations.

JOHN E. WALSH

Age 66

Director since 2000

Committees: Audit, Information Technology and Leadership

John E. Walsh is a licensed professional engineer and a partner with T&M Associates where he has been employed since 2010. He currently serves as Senior Vice President, Corporate Practice Leader for Municipal Services and a member of the Board of Directors. T&M Associates is a privately owned engineering, planning and environmental consulting company with fourteen offices in seven states. Before joining T&M Associates, he served in various management capacities with CMX Engineering, Inc., a privately owned engineering company, from 2001 to 2010. At CMX, Mr. Walsh was responsible for all operational aspects of the business, including operational profitability and oversight of 380 professional engineers and technical staff. Prior to joining CMX Engineering, he was President of Bay Pointe Engineering Associates, Inc., from 1987 to 2001.

Mr. Walsh’s experience with T&M and CMX provides the Board with management and leadership skills, as well as extensive knowledge of business and marketing plans, annual budgets, personnel/resource management, sales initiatives, financial reporting and client management.

Directors Whose Terms are Expiring

On March 25, 2020, the Board of Directors accepted the recommendation of the Leadership Committee that Mr. Brady not be renominated to the Board. Mr. Brady joined the Board in 2016 as part of the Ocean Shore Holding Company acquisition and recently served on the Risk Committee. The decision not to renominate Mr. Brady was based upon, among other factors, the Leadership Committee’s view of the appropriate size of the Board, the Company’s commitment to add Messrs. Moss and Murphy as part of the Two River Bancorp and Country Bank Holding Company acquisitions, and the overlapping skill sets possessed by Messrs. Brady, Moss, and Murphy.

The Company is grateful for Mr. Brady’s contributions to the Company.

No director of the Company is also currently a director of a company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, other than Grace Torres’s service noted above.

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STOCK OWNERSHIP

The following table provides information as of April 3, 2020 with respect to the persons known by the Company to be the beneficial owners of more than 5% of its outstanding stock. A person is considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address Of Beneficial Owner	Number of Shares Owned	Percent of Common Stock Outstanding
BlackRock Inc. 55 East 52nd Street New York, New York 10055	4,487,424	7.5%	(1)
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746	3,163,533	5.3%	(2)
(1)	Based solely on SEC Schedule 13G Amendment No. 9, filed on February 5, 2020.
(2)	Based solely on SEC Schedule 13G Amendment No. 1, filed on February 12, 2020.

The following table provides information as of April 3, 2020, about the shares of the Company common stock that may be considered to be beneficially owned by each director, nominee for director and each NEO and by all such directors and NEOs of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options)(1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Total Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(2)
Directors
Steven E. Brady(3)(4)	101,913	6,047	107,955	*
Angelo Catania(5)	31,398	10,500	41,898	*
Anthony R. Coscia(6)	44,943	0	44,943	*
Michael Devlin(3)(7)	146,240	0	146,240	*
Jack M. Farris(8)	6,760	0	6,760	*
Kimberly M. Guadagno(9)	5,360	0	5,360	*
Nicos Katsoulis(9)	7,635	11,811	19,446	*
John K. Lloyd(6)	10,230	0	10,230	*
Christopher D. Maher(10)(11)(12)(13)(14)	182,776	162,019	344,795	*
William D. Moss(15)(16)	104,361	0	104,361	*
Joseph Murphy, Jr.(15)(17)	303,245	0	303,245	*
Steven Scopellite(18)	1,165	0	1,165	*
Grace C. Torres(6)	8,612	0	8,612	*
Grace Vallacchi(11)(12)(13)(14)(19)	37,830	13,743	51,573	*
John E. Walsh(5)	36,891	10,500	47,391	*
Named Executive Officers who are not also Directors
Michael J. Fitzpatrick(11)(14)(20)	236,536	189,957	426,493	*
Joseph J. Lebel, III(11)(12)(13)(14)(21)(22)	114,674	129,453	244,127	*
Steven J. Tsimbinos(11)(12)(13)(14)(23)	74,402	107,483	181,885	*
All directors and Executive Officers as a group (22 persons)	1,567,468	759,118	2,326,586	3.8%
*	Less than 1%.
(1)	Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.
(2)	A total of 59,904,933 shares of the Company’s common stock was used in calculating the percentage of the class owned, representing 59,145,815 shares outstanding and eligible to vote as of April 3, 2020, plus 759,118 shares covered by stock options that were exercisable at April 3, 2020 or become exercisable within 60 days of April 3, 2020.
(3)	Includes 4,468 unvested shares. Each of Directors Brady and Devlin was awarded 1,035 restricted shares in March 2017, 1,095 restricted shares in January 2018, 1,190 restricted shares in February 2019, and 2,445 shares in February 2020. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.
(4)	Includes 6,374 shares held in an individual retirement account.

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(5)	Includes 4,816 unvested shares. Each of Directors Catania and Walsh was awarded 1,740 restricted shares in March 2016, 1,035 restricted shares in March 2017, 1,095 restricted shares in January 2018, 1,190 shares in February 2019, and 2,445 in February 2020. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.
(6)	Includes 4,054 unvested restricted shares. Each of Directors Coscia, Lloyd, and Torres was awarded 1,095 shares in February 2018, 1,190 shares in February 2019, and 2,445 shares in February 2020. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.
(7)	Includes 15,662 shares held by Mr. Devlin’s spouse.
(8)	Includes 2,371 unvested shares. Mr. Farris was awarded 1,740 restricted shares in March 2016, 1,035 restricted shares in March 2017, 1,095 restricted shares in January 2018, and 1,190 restricted shares in February 2019. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.
(9)	Includes 3,397 unvested shares. Each of Directors Guadagno and Katsoulis was awarded 952 restricted shares in February 2019 and 2,445 restricted shares in February 2020. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.
(10)	Includes 25,059 unvested time-based restricted shares. Mr. Maher was awarded 5,060 restricted shares in March 2016, 4,740 restricted shares in March 2017, 15,055 restricted shares in January 2018, 6,460 restricted shares in February 2019, and 7,950 in February 2020. Such awards vest at a rate of 20% per year commencing on March 1 of the year following the grant.
(11)	Includes the following performance-based restricted shares that were awarded in January 2018: Mr. Maher: 7,603 Mr. Fitzpatrick 2,859; Mr. Lebel: 5,718; Mr. Tsimbinos: 4,745; and Ms. Vallacchi 3,406. Such shares vest on March 1, 2021 at approximately 60% or approximately 80% to 100% depending on the attainment of defined performance criteria for the calendar year 2020 or are forfeited if the threshold performance is not met.
(12)	Includes the following performance-based restricted shares that were awarded in February 2019: Mr. Maher: 19,684; Mr. Lebel: 10,000; Mr. Tsimbinos: 5,872, and Ms. Vallacchi: 5,872. One fourth of such shares vest on each of March 1 of 2021, 2022, 2023 and 2024 at approximately 60% or approximately 80% to 100% depending on the attainment of defined performance criteria for each of the calendar years 2020, 2021, 2022, and 2023, or are forfeited if the threshold performance is not met.
(13)	Includes the following performance-based restricted shares that were awarded in February 2020: Mr. Maher: 36,695; Mr. Lebel: 24,460; Mr. Tsimbinos: 12,230, and Ms. Vallacchi: 12,230. One fifth of such shares vest on each of March 1 of 2021, 2022, 2023, 2024, and 2025 at approximately 60% or approximately 80% to 100% depending on the attainment of defined performance criteria for each of the calendar years 2020, 2021, 2022, 2023, and 2024, or are forfeited if the threshold performance is not met.
(14)	Includes the following shares that have been allocated and are held in trust pursuant to the ESOP as of April 3, 2020: Mr. Maher: 2,616; Mr. Fitzpatrick: 86,930; Mr. Lebel: 9,367; Mr. Tsimbinos: 3,642; and Ms. Vallacchi: 398. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.
(15)	Includes 2,445 awarded in February 2020, which vest at rate of 20% per year commencing on March 1 of the year following the grant.
(16)	Includes 3,919 shares held by Mr. Moss’s spouse, 776 shares held by Mr. Moss’s children, and 92,221 shares held in a trust account.
(17)	Includes 68,000 shares held by Mr. Murphy’s children and 72,800 shares that represent the proportional ownership of a corporation.
(18)	Includes 1,165 unvested shares that were awarded in July 2019. Such shares vest 40% on March 1, 2021, and then 20% on March 1 of 2022, 2023, and 2024.
(19)	Includes 10,807 unvested time-based restricted shares. Ms. Vallacchi was awarded 3,680 restricted shares in November 2017, 5,475 restricted shares in January 2018, 2,975 restricted shares in February 2019, and 3,670 restricted shares in February 2020. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant, with the exception of the January 2017 award, which vests 40% on March 1, 2019 and 20% on March 1 of 2020, 2021, and 2022.
(20)	Includes 7,424 unvested time-based restricted shares. Mr. Fitzpatrick was awarded 1,145 restricted shares in March 2016, 1,455 restricted shares in March 2017, 4,626 restricted shares in January 2018, 2,976 restricted shares in February 2019, and 3,669 restricted shares in February 2020. Each such award vests at a rate of 33% per year commencing on March 1 of the year following the grant, with the exception of the March 2016 award, which vests in five equal installments beginning on March 1, 2017, and the March 2017 award, which vests in five equal installments on March 1, 2018.
(21)	Includes 19,179 unvested time-based restricted shares. Mr. Lebel was awarded 1,910 restricted shares in March 2016, 2,905 restricted shares in March 2017, 9,225 restricted shares in January 2018, 5,950 restricted shares in February 2019, and 7,340 restricted shares in February 2020. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.
(22)	Includes 715 shares held by Mr. Lebel’s spouse.
(23)	Includes 12,701 unvested time-based restricted shares. Mr. Tsimbinos was awarded 5,345 restricted shares in March 2016, 2,420 restricted shares in March 2017, 7,690 restricted shares in January 2018, 2,975 restricted shares in February 2019, and 3,670 restricted shares in February 2020. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.

Each director and executive officer maintains a mailing address at 110 West Front Street, Red Bank, New Jersey 07701. As of April 3, 2020, none of the above directors or executive officers have pledged any shares of the Company.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater than 10% stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company’s executive officers and directors, and greater than 10% beneficial owners have complied with all applicable reporting requirements for transactions in the Company’s common stock during the fiscal year ended December 31, 2019.

Senior Executive Officers Who Are Not Also Directors

MICHAEL J. FITZPATRICK

Age 64

Michael J. Fitzpatrick has been Executive Vice President and CFO of the Company since 1995. He has also been Executive Vice President and CFO of the Bank since joining the Bank in 1992.

JOSEPH J. LEBEL III

Age 57

Joseph J. Lebel III was appointed Executive Vice President and Chief Operating Officer of the Bank on January 1, 2019, previously serving as Executive Vice President and Chief Banking Officer since January 2017 and Chief Lending Officer of the Bank from 2013 to 2017. Before then, he was First Senior Vice President and Chief Lending Officer since May 2007. When he first joined the Bank in April 2006, he was Senior Vice President of the Bank, in charge of Commercial Lending. Before then, he was employed with Wachovia Bank N.A. for approximately 22 years, most recently as Senior Vice President.

STEVEN J. TSIMBINOS

Age 50

Steven J. Tsimbinos was appointed Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank in June 2016, having previously served in those roles as First Senior Vice President since September 2010. Prior to joining OceanFirst, he was General Counsel of Copper River Management, L.P., the investment manager to a family of hedge funds, since May 2006, and prior to that a partner with Lowenstein Sandler PC, where he practiced corporate and securities law.

MICHELE B. ESTEP

Age 50

Michele B. Estep was appointed Executive Vice President and Chief Administrative Officer of the Bank on January 1, 2019. Prior to joining OceanFirst, Ms. Estep was the Executive Vice President and Chief Administrative Officer of Sun National Bank. Before then, she held leadership roles at KeyBank in Albany, New York.

KARTHIK SRIDHARAN

Age 50

Karthik Sridharan was appointed Chief Information Officer of the Bank on September 9, 2019, following the retirement of Joseph Iantosca. Prior to joining OceanFirst, Mr. Sridharan was the Chief Technology Officer at Citigroup and previously held leadership roles in global technology management with JP Morgan Chase and Bank of America Corp. Mr. Sridharan was also an Industry Manager at Microsoft prior to joining the financial services industry.

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ANTHONY GIORDANO III

Age 63

Anthony Giordano III was appointed Executive Vice President and Chief Retail Banking Officer of the Bank on January 1, 2020, having previously served as the Bank’s Senior Operations Officer since 2015 and served as Interim Chief Information Officer until Mr. Sridharan’s appointment. Prior to joining OceanFirst, Mr. Giordano was Chief Executive Officer of Colonial American Bank until its acquisition by OceanFirst.

ANGELA K. HO

Age 36

Angela K. Ho was appointed Chief Accounting Officer of the Company in March 2017 and had served as the Chief Accounting Officer of the Bank since September 2016. Prior to joining OceanFirst, Ms. Ho served as the controller of Northfield Bank since 2012 and had significant accounting responsibilities at Signature Bank and KPMG.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section describes the objectives, design and rationale of the Company’s compensation program for its Named Executive Officers (NEOs) and discusses each material element of the Company’s NEO compensation program, how compensation is determined, and recent developments in the Company’s compensation program.

For 2019, the Company’s NEOs were:

Name	Title
Christopher D. Maher	Chairman, CEO and President of the Company and the Bank
Michael J. Fitzpatrick	Executive Vice President and CFO of the Company and the Bank
Joseph J. Lebel III	Executive Vice President and Chief Operating Officer of the Bank
Joseph R. Iantosca*	Former/Retired Executive Vice President and Chief Information Officer of the Bank*
Steven J. Tsimbinos	Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank
Grace M. Vallacchi	Executive Vice President and Chief Risk Officer of the Company and the Bank
*	Mr. Iantosca retired from the Bank on July 1, 2019.

Executive Summary

2019 Business Highlights

The Company completed another successful year in 2019. The Company completed its acquisition of Capital Bank of New Jersey (“Captial Bank”) on January 31, 2019. Based on the $24.01 per share closing price of the Company’s common stock on January 31, 2019, the total transactional value was $76.8 million. The Capital Bank acquisition added $495 million to assets, $308 million to loans, and $449 million to deposits.

On August 9, 2019, the Company announced the acquisition of Two River Community Bancorp (“Two River”), and its subsidiary Two River Community Bank, and of Country Bank Holding Company, Inc. (“Country”) and its subsidiary Country Bank. These acquisitions closed on January 1, 2020. Based on the $25.54 closing price of the Company’s stock on December 31, 2019, the total transactional values for the Two River and Country acquisitions were $197.0 million and $112.8 million, respectively. These acquisitions added $1.92 billion to assets, $1.74 billion to loans, and $1.60 billion to deposits.

•	Earnings Growth. Net income for the year ended December 31, 2019 was $88.6 million, or $1.75 per diluted share, as compared to net income of $71.9 million, or $1.51 per diluted share, for the prior year. Net income for the year ended December 31, 2019 includes merger related expenses, branch consolidation expenses non-recurring professional fees, compensation expense due to the retirement of an executive officer, and a reduction of income tax expense from the revaluation of state-deferred tax assets as a result of a change in the New Jersey tax code. These items decreased net income, net of tax benefit, for the year ended December 31, 2019 by $16.3 million. Net income for the year ended December 31, 2018 included merger related expenses, branch consolidation expenses, and a reduction of income tax expense from the reevaluation of deferred tax assets as a result of the Tax Cuts and Job Act of $22.2 million, net of tax. Excluding these items, net income for the year ended December 31, 2019 increased over the prior year period. These items reduced diluted earnings per share by $0.32 and $0.47, respectively, for the years ended December 31, 2019 and 2018.
•	Balance Sheet Growth.
–	Total assets increased by $730.0 million to $8.2 billion at December 31, 2019, from $7.5 billion at December 31, 2018. These increases were primarily the result of the Capital Bank acquisition. Loans receivable, net, increased by $628.5 million, to $6.2 billion at December 31, 2019, from $5.6 billion at December 31, 2018.
–	Deposits increased by $514.2 million, to $6.3 billion at December 31, 2019, from $5.8 billion at December 31, 2018, due to acquired deposits of $449.0 million. Stockholders’ equity increased to $1.153 billion at December 31, 2019, as compared to $1.039 billion at December 31, 2018. The acquisition of Capital added $76.5 million to stockholders’ equity. Tangible stockholders’ equity per common shares increased to $15.13 at December 31, 2019, as compared to $14.26 at December 31, 2018.

•	Dividends. The Company maintained its $0.17 quarterly dividend during 2019 and paid its ninety-second consecutive quarterly dividend on February 19, 2020. Cash dividends on common stock declared and paid during the year ended December 31, 2019 were $34.2 million, as compared to $29.6 million for the prior year.
•	Stock Performance. The following graph shows a comparison of total stockholder return on the Company’s common stock, based on the market price of the Company’s common stock with the cumulative total return of companies in the Nasdaq Composite Index, the SNL Bank Index, and the SNL Thrift Index for the period December 31, 2014 through December 31, 2019. The graph may not be indicative of possible future performance of the Company’s common stock. Cumulative return assumes the reinvestment of dividends and is expressed in dollars based on an initial investment of $100.

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	Period Ending
Index	12/31/14	12/31/15	12/31/16	12/31/17	12/31/18	12/31/19
OceanFirst Financial Corp.	100.00	120.39	185.73	165.90	145.58	169.86
Nasdaq Composite	100.00	106.96	116.45	150.96	146.67	200.49
SNL Thrift	100.00	112.45	137.74	136.74	115.17	141.80
SNL Bank	100.00	101.71	128.51	151.75	126.12	170.79

Executive Compensation Program Highlights

Our executive compensation program contains the following components and features that are designed to align the interests of our NEOs and stockholders.

•	Balanced Executive Compensation Program Elements. We use a mix of compensation elements to motivate our executives, incentivize Company performance and reward accomplishments, while promoting safe and sound banking practices. Our Compensation Committee implements a robust risk assessment framework to monitor our executive compensation programs for excessive risk to the Company.
•	No “Single Trigger” Change in Control Benefits. We maintain “double-trigger” change in control clauses in our employment and change in control agreements, and the executives are only entitled to a severance payment if terminated without cause or an executive terminates employment for good reason subsequent to a change in control. In addition, awards under the 2011 Stock Incentive Plan issued after its amendment in June 2017, including those granted in 2018 and 2019, and any under the proposed 2020 Stock Incentive Plan, will not automatically vest upon a change in control. In addition, the Company amended the 2011 Stock Incentive Plan in June 2017 to eliminate the automatic issuance of new stock awards upon a change in control, and the proposed 2020 Stock Incentive Plan similarly does not contain such a feature.
•	No Excise Tax Gross-Ups. We do not provide for gross-up payments for excise taxes our executives may incur in connection with a change in control.
•	Equity Compensation Best Practices: Our 2011 Stock Incentive Plan, as amended June 2017, and the proposed 2020 Stock Incentive Plan, contain certain restrictions that reflect sound corporate governance principles, including the following:
–	Dividends on performance-based stock awards and dividend equivalents on performance-based stock unit awards are paid only to the extent the underlying awards vest;
–	Shares that are used to pay the stock option exercise price or tax withholding on an option or SAR cannot be used for future grants under the amended 2011 Stock Incentive Plan, or under the proposed 2020 Stock Incentive Plan;
–	Except in connection with a change in control or other significant corporate transaction, the repricing of stock options or SARs without stockholder approval is prohibited; and
–	At least 95% of the shares subject to awards require a vesting period of at least one year.

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•	Use of an Independent Compensation Consultant. In 2019, the Compensation Committee directly engaged an independent compensation consultant to review the competitiveness and effectiveness of our executive compensation program.
•	Performance-Based Stock Awards. In 2019, the Company continued its practice, implemented in 2018, of performance-based stock awards for NEOs and select senior management executives as a compliment to the Company’s standard time-based restricted shares and options under the equity compensation component of our executive compensation program. For Mr. Maher, approximately 44% (determined by dollar value and based on Target performance) of his 2019 total equity award was granted in performance-based restricted stock. For all other executives, approximately 30% of their total equity award during 2019 was granted as performance-based restricted stock. These performance-based awards provide an opportunity for the executive to vest in shares in equal amounts over five years for the 2019 grant (three years for the 2018 grant), but only when specific performance metrics have been attained or exceeded. Tiered performance goals for each metric are aligned with corresponding tiered vesting values and have been set at Threshold, Target and Superior using financial data from the applicable strategic plan as approved by the Board. Performance below the Threshold goal in any given year results in that year’s grant allocation being forfeited. Performance above the Superior goal is capped at the Superior value. The Company determined that splitting a significant portion of key senior executives’ grants into a performance-based grants that vest only when specific targets are met (in full or in part depending on which targets are met and what levels) will further focus senior management’s efforts on attaining Company-specific goals that will drive performance and benefit all shareholders. The performance-based grants reflect market practice and provides senior management with an easily understood set of multi-year goals that have been approved by the Compensation Committee and that provide the opportunity for delivering meaningful value for the Company and the executive if accomplished. Likewise, the Company’s proposed 2020 grants of restricted stock to be included under the proposed 2020 Stock Incentive Plan (if approved) include a performance-based component.
•	Executive Officer Stock Ownership Requirements. We require all of our executive officers to hold substantial amounts of our common stock. Our CEO is expected to own stock with a market value of at least five times his annual base salary. Each other NEO is expected to own stock with a market value of at least three times his or her annual base salary. Until these guidelines are met, a NEO is required to retain all of the net vested restricted stock and net shares delivered after exercising stock options. See “Stock Ownership Guidelines.”
•	Incentive Clawback Policy. We have a compensation recovery or “clawback” policy that allows our Board to recoup performance-based compensation from our executives in certain circumstances.
•	Policy Limiting Hedging or Pledging our Stock. Unless approved in advance by our Board in limited circumstances, our Insider Trading Policy prohibits our directors, executive officers and certain key employees from engaging in hedging transactions involving our common stock or pledging our common stock to secure debt.

Objectives of Compensation Program

The Company’s mission is to build relationships and financial solutions that empower clients to achieve their goals. To accomplish its mission, it strives to provide outstanding service and responsiveness to the markets and customers it serves, and the Company’s executive officer compensation program has stated objectives to:

•	provide a comprehensive compensation package that is competitive within the marketplace so that the Company may attract, reward and retain highly qualified, motivated, productive and responsible senior executives;
•	align the NEO’s interests with those of stockholders by incentivizing and rewarding individual behaviors that improve the Company’s performance in a manner that is consistent with its business and strategic plans while encouraging prudent decision-making and safe and sound banking practices;
•	create balanced incentives that do not encourage NEOs to expose the Company to inappropriate risks by providing excessive compensation that could lead to material loss;
•	reward NEOs who assume the greatest responsibility and consistently produce positive strategic results within the parameters of sound business and risk management;
•	motivate each individual to perform to the best of his or her ability; and
•	recognize the Company’s cost structure and the economic environment.

The NEOs are one of the Company’s greatest assets, as their leadership and example to all employees drive the Company’s success and customer-centered excellence.

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Compensation Program Design and Rationale

To attract qualified executives as NEOs and to incentivize, reward and retain NEOs who meet the Company’s performance expectations, the Company used the following major elements in its 2019 total compensation for executives:

Compensation Element	Description and Purpose	Link to Performance	Fixed/Performance Based	Short-Term/ Long-Term
Base Salary	Helps attract and retain executives through the periodic payments of market-competitive base pay.	Based on individual performance and responsibilities, prevailing market conditions, current and anticipated Company performance, and current pay levels.	Fixed	Short-term
Cash Incentives	Encourage achievement of financial performance metrics and individual goals that create near-term stockholder value and are consistent with the Company’s business and strategic plans, prudent decision-making, and risk management that reflects safe and sound business practices.	Quantitatively ties compensation directly to factors that are deemed important by the Company.	Performance-based	Short-term
Discretionary Bonuses	Reward extraordinary performance, rectify inequities, connect performance and compensation, and align compensation with prevailing market conditions. Only provided in the case of extraordinary circumstances.	Based on individual performance and responsibilities, prevailing market conditions, Company performance in the prior fiscal year, and current pay levels.	Awarded following the end of the fiscal year based on historical performance.	Short-term
Equity Compensation Plan	The Company grants stock options, time- based restricted stock, and performance- based restricted stock awards to attract, retain and motivate employees by providing for or increasing their economic interests in the long-term success of the Company. Equity grants under the Company’s stock incentive plans complement total compensation packages and enable the Company to align employee interests with those of the stockholders of the Company.	For awards of performance-based restricted stock, vesting only occurs upon achievement of established performance goals. For all other awards, value realization depends on stock performance over time.	Fixed and/or performance based.	Long-term – generally vesting over three to five years
Supplemental Executive Retirement Plan (“SERP”)	Provided to certain NEOs to assure income security into retirement while incentivizing retention.	–	Fixed	Long-term
Other Compensation	Select, non-core benefits comparable to those offered by competitors, such as health and welfare benefits on the same basis as other employees and certain perquisites.	–	Fixed	Short and long-term

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Mix of Compensation Elements; Risk Mitigation.

The Committee believes that it maintains the appropriate balance of compensation elements to motivate executives and reward accomplishments. Performance-based incentive awards play an important role in the executive compensation program, but their use is balanced to provide stability and to avoid encouraging strategies and risk-taking that might not align with the long-term best interests of the Company and its stockholders and safe and sound banking practices.

The Company is mindful of sound regulatory compensation practices that are designed to cause banking institutions to structure compensation programs in a way that does not provide incentives for executives to take imprudent or excessive risks. The Company’s compensation program for NEOs is designed to mitigate risk by:

•	providing non-performance-based salaries, retirement and benefits that are competitive in the market and permit executives to pay living expenses and provide stability without reliance on incentives;
•	incorporating cash incentives to reward annual performance in accordance with the Company’s predefined annual and strategic goals and objectives;
•	including long-term incentives in the form of time-vested and performance-based restricted stock awards and/or stock options to focus on building long-term stockholder value; and
•	considering prior period results, the exposure to risk, and actual risk outcomes in determining current and future compensation.

To further mitigate risk resulting from performance-based compensation, the Committee considers, and uses when appropriate, metrics and performance goals that incorporate risk management, “claw backs” to recover prior payments, and performance periods longer than one year. The use of equity-based long-term compensation, in combination with executive stock ownership requirements, reflects the Company’s compensation program’s goals of aligning the interests of executives and stockholders, thereby reducing the exposure to imprudent or excessive risk-taking. The Company believes these features balance the need to accept risk exposure in the successful operation of its business with the need to identify, monitor and prudently manage that risk.

In the first quarter of each year, the Chief Risk Officer conducts a compensation risk assessment to review any actual and potential risk created by the Company’s compensation program, as well as analyze the Company’s controls and risk mitigation mechanisms. This risk assessment is presented to and reviewed by the Committee. After review of the risk assessment presented in 2019, the Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company and that the policies (1) appropriately balance risk and financial results in a manner that does not encourage employees to expose the Company to imprudent risk, (2) are compatible with effective controls and risk management, and (3) are supported by strong corporate governance, including active and effective oversight by the Company’s Board of Directors.

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The following chart illustrates the mix of the Company’s compensation for 2019 for its CEO, as specified on the Summary Compensation Table.

Consideration of Last Year’s Advisory Stockholder Votes on Executive Compensation

At the 2019 Annual Meeting of Stockholders, approximately 83% of the shares voting on the Company’s non-binding advisory vote on executive compensation (commonly known as “say on pay”) were cast in favor of the compensation of the Company’s executive officers, as described in the 2019 Proxy Statement. The Board and the Compensation Committee appreciate and value the views of our stockholders. In making compensation decisions for the remainder of 2019 and to date in 2020, the Board and the Committee have considered, among other factors, the stockholders’ support and the Board’s overall satisfaction with the current compensation structure. The Compensation Committee and the Board are mindful of the view and the trend towards the increased use of performance-based compensation and took that into account in making equity grants in 2019 and 2020 as further described below. The Committee and the Board believe that the compensation paid to our executive officers and the Company’s overall pay practices are fair and well-balanced. Further, advisory votes on executive compensation and stockholder outreach will continue to serve as a tool to guide the Committee and the Board in their ongoing assessment of the Company’s executive compensation program.

How Compensation Is Determined

The Compensation Committee reviews compensation for the CEO, the other NEOs and the other officers subject to the reporting requirements of Section 16 under the Exchange Act (including the NEOs, the “Section 16 Officers”), and establishes certain guidelines and limits for compensation and benefits programs for other employees of the Company and the Bank. The Compensation Committee annually reviews and evaluates the recommendations made by the CEO regarding compensation, including base salary, bonuses and equity grants for the Section 16 Officers, other than the CEO. The Compensation Committee then determines the compensation for the CEO and Section 16 Officers and reports its determination to the Board. In establishing compensation levels, the Compensation Committee considers the Company’s overall strategic objectives, annual performance goals, the report of the compensation consultant regarding peer group comparisons, market data for other institutions, individual executive performance, the relative level of compensation among executive officers and regulatory requirements. The Compensation Committee also has the Chief Risk Officer perform the risk assessment described above.

Executive management and outside advisors from time-to-time may be invited to Compensation Committee meetings to provide their views on compensation matters. The CEO participates in the process of determining compensation for the other NEOs by making recommendations regarding base salary adjustments and awards under incentive and equity plans. The CEO does not participate in the Compensation Committee’s decision as to his own compensation package. See “Corporate Governance – Committees of the Board of Directors” for further information regarding the Compensation Committee.

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Role of Compensation Consultant

The Compensation Committee first retained Mosteller & Associates (“MA”) in 2012 and again retained MA as its independent compensation consultant for 2019. The Compensation Committee considers competitive market data, advice and recommendations received from MA in making compensation decisions. MA and its representatives are independent of the Bank’s management, report directly to the Compensation Committee, and have no economic relationship with the Company other than MA’s role as advisor to the Compensation Committee. On November 20, 2019, the Compensation Committee reviewed information provided by MA regarding its independence. Based on this information and additional review, the Compensation Committee concluded that the work performed by MA does not raise any conflicts of interest.

Compensation Study

The Compensation Committee has historically relied on a peer group to assess relative performance for its annual incentive plans and uses this information as a factor when making compensation decisions. MA conducts peer group studies annually for the Compensation Committee. Two studies were used as a tool in making the Committee’s compensation decisions for 2019.

The first study was conducted in October 2018 (“2018 MA Report”) and used, in part, to determine 2019 compensation. Given the Company’s growth and possibility for continued acquisition growth, MA focused the 2018 MA Report peer group on peer organization between $5.0 billion and $10.0 billion in assets. This includes 23 similar banks in the Mid-Atlantic and Northeastern states with assets ranging from $5.3 billion to $11.6 billion at the end of 2017. The 23 bank peer group for the 2018 MA Report consisted of the following:

Beneficial Bancorp, Inc. (PA) – NASDAQ: BNCL	Meridian Bancorp, Inc. (MA) – NASDAQ: EBSB
Berkshire Hills Bancorp, Inc. (MA) – NASDAQ: BHLB	NBT Bancorp (NY) – NASDAQ: NBTB
Boston Private Financial Holdings, Inc. (MA) – NASDAQ:	BPFH Northwest Bancshares, Inc. (PA) – NASDAQ: NWBI
Brookline Bancorp, Inc. (MA) – NASDAQ: BRKL	Provident Financial Services, Inc. (NJ) – NASDAQ: PFS
Community Bank System (NY) – NASDAQ: CBU	Sandy Spring Bancorp, Inc. (MD) – NASDAQ: SASR
Customers Bancorp. (PA) – NASDAQ: CUBI	S&T Bancorp, Inc. (PA) – NASDAQ: STBA
Dime Community Bancshares, Inc. (NY) – NASDAQ: DCOM	Tompkins Financial Corp. (NY) – NASDAQ: TMP
Eagle Bancorp, Inc. (MD) – NASDAQ: EGBN	TowneBank (VA) – NASDAQ: TOWN
First Commonwealth Financial Corp. (PA) – NASDAQ: FCF	United Financial Bancorp, Inc. (CT) – NASDAQ: UBNK
Flushing Financial Corp. (NY) – NASDAQ: FFIC	WesBanco (WV) – NASDAQ: WSBC
Independent Bank Corp. (MA) – NASDAQ: INDB	WSFS Financial Corp. – (DE) – NASDAQ: WSFS
Lakeland Bancorp, Inc. (NJ) – NASDAQ: LBAI

MA reviewed the Bank’s current level of executive compensation relative to its peers and provided the Compensation Committee with its report at its November 26, 2018 meeting. A strong alignment existed between performance and executive compensation at OceanFirst. The financial performance indicators in the review were as follows:

•	asset size, where the Company was $7.5 billion as compared to a peer group average of $7.8 billion, ranking the Company eleventh in the peer group for the year;
•	return on assets, where the Company ranked fifteenth in the peer group for 2017 performance; and
•	return on equity, where the Company ranked fifteenth in the peer group and below the peer group average for 2017.

In reviewing the 2018 MA Report, the Committee considered that the Company’s performance in 2017 was impacted by merger related expenses, branch consolidation expenses, and additional income tax expense from the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate related to the Tax Cuts and Jobs Act (“Tax Reform”). Excluding those factors, the Company’s performance for ROA and ROE would have both reflected performance in the upper tier of the peer group. For 2018, the Compensation Committee benchmarked compensation at the 50th percentile of the peer group. Overall, the base salaries were 16.8% below the 23 bank peer group average while the target bonuses trended above the peer group average.

Total compensation, including equity awards, was below the peer group, averaging 89.4% of the peer group average with individual ranges from 79.4% to 115.6% of the peer group average. The 2018 MA Report was taken into account by the Compensation Committee in its review of 2018 executive compensation previously established in part by the Committee’s use of the November 2017 MA Report (“2017 MA Report”) to align with the 50% peer group percentile benchmark. The 2018 MA Report was also used to determine actual 2018 bonus payouts, to the extent of the Compensation Committee’s discretion in assessing individual performance, and 2019 compensation. Of the respective peer group average for CEO compensation, Mr. Maher’s base salary was 91.5% of the peer group average, target bonus was 142.8% of the peer group average, and total compensation (including equity awards) and all other compensation was 79.4%.

The second study was conducted in October 2019 (“2019 MA Report”) and used to evaluate peer market data to ensure that 2019 executive compensation was aligned with the 50% percentile peer group benchmark, to assist the Compensation Committee in its determination of actual 2019 bonus payouts to the extent of the Committee’s discretion, and to determine 2020 compensation (including base compensation and target bonuses). Given the Company’s growth and possibility for continued acquisition growth, MA focused the 2019 MA Report peer group on peer organizations between $5.0 billion and $10.0 billion in assets. This includes 24

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similar banks in the Mid-Atlantic and Northeastern states with assets ranging from $5.0 billion to $12.5 billion at the end of 2018. The 24 bank peer group for the 2019 MA Report consisted of the following:

Berkshire Hills Bancorp, Inc. (MA) – NASDAQ: BHLB	Meridian Bancorp, Inc. (MA) – NASDAQ: EBSB
Boston Private Financial Holdings, Inc. (MA) – NASDAQ: BPFH	NBT Bancorp (NY) – NASDAQ: NBTB
Brookline Bancorp, Inc. (MA) – NASDAQ: BRKL	Northwest Bancshares, Inc. (PA) – NASDAQ: NWBI
Community Bank System (NY) – NASDAQ: CBU	Provident Financial Services, Inc. (NJ) – NASDAQ: PFS
ConnectOne Bancorp, Inc. (NJ) – NASDAQ: CNOB	Sandy Spring Bancorp, Inc. (MD) – NASDAQ: SASR
Customers Bancorp (PA) – NASDAQ: CUBI	S&T Bancorp, Inc. (PA) – NASDAQ: STBA
Dime Community Bancshares, Inc. (NY) – NASDAQ: DCOM	Tompkins Financial Corp. (NY) – NASDAQ: TMP
Eagle Bancorp, Inc. (MD) – NASDAQ: EGBN	TowneBank (VA) – NASDAQ: TOWN
First Commonwealth Financial Corp. (PA) – NASDAQ: FCF	United Financial Bancorp, Inc. (CT) – NASDAQ: UBNK
Flushing Financial Corp. (NY) – NASDAQ: FFIC	WesBanco (WV) – NASDAQ: WSBC
Independent Bank Corp. (MA) – NASDAQ: INDB	Washington Trust Bancorp (RI) – NASDAQ: WASH
Lakeland Bancorp, Inc. (NJ) – NASDAQ: LBAI	WSFS Financial Corp. – (DE) – NASDAQ: WSFS

MA reviewed the Bank’s current level of executive compensation relative to its peers and provided the Compensation Committee with its report at its November 20, 2019 meeting. The results show there is a strong alignment between OceanFirst’s performance and its executive compensation program as compared to its peers. The financial performance indicators in the review were as follows:

•	asset size, where the Company was $7.5 billion as compared to a peer group average of $8.3 billion, ranking the Company fourteenth in the peer group for the year;
•	return on assets, where the Company ranked nineteenth in the peer group for 2018 performance; and
•	return on equity, where the Company ranked twenty-fourth in the peer group and below the peer group average for 2018.

In reviewing the 2019 MA Report, the Committee considered that the Company’s performance in 2018 was impacted by merger related expenses, branch consolidation expenses, and a reduction of tax income expense from the revaluation of the Company’s deferred tax assets as a result of Tax Reform. Excluding those factors, the Company’s performance for ROA and ROE would have both reflected performance in the upper tier of the peer group. For 2019, the Compensation Committee benchmarked compensation at the 50th percentile of the peer group. Overall, the base salary compensation was within 10% of the 24 bank peer group average while the target bonuses paid trended above the peer group average. Management and the Compensation Committee also reviewed the 75th percentile peer compensation while evaluating both base pay and bonuses. Overall, the base salary compensation was under the 75th percentile of the 24 banks peer group average by 16% and target bonuses paid were lower than the 75th percentile average by 7%. Total compensation, including equity awards, was above the peer group averaging 131.5% of the peer group average with individual ranges from 95.4% to 161.3% of the peer group average. The 2019 MA Report was taken into account by the Compensation Committee in its review of 2019 executive compensation (previously established in part by the Committee’s use of the 2018 MA Report to align with the 50% peer group percentile benchmark). The 2019 MA Report was also used to determine actual 2019 bonus payouts, to the extent of the Compensation Committee’s discretion in assessing individual performance, and 2020 compensation. Of the respective peer group average for CEO compensation, Mr. Maher’s base salary was 114.1% of the peer group average, target bonus was 170.1% of the peer group average, and total compensation (including equity awards) and all other compensation was 136.0%. of the peer group average.

Elements of Compensation

The following describes the elements of compensation and provides information on certain decisions regarding 2019 compensation.

Base Salary

The base salary levels for the NEOs are intended to be competitive with those of comparable positions at peer financial institutions at levels appropriate to attract, retain, motivate and reward individuals to discharge their responsibilities, while being mindful of managing costs, particularly “fixed” costs. After the Compensation Committee’s consideration of various factors, including the growth of the Company, the 2018 MA Report, prevailing market conditions, current and anticipated Company performance, the performance and responsibilities of individual executives, and current pay levels, as applicable, the Company increased NEO base salaries in January 2019. The salaries for 2019 are as follows:

Name	2018 Salary	2019 Salary	Change
Christopher D. Maher	$850,000	$950,000	11.8%
Michael J. Fitzpatrick	$325,000	$350,000	7.7%
Joseph J. Lebel III	$350,000	$400,000	14.3%
Joseph R. Iantosca	$310,000	$350,000	12.9%
Steven J. Tsimbinos	$300,000	$325,000	8.3%
Grace Vallacchi	$300,000	$325,000	8.3%

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Cash Incentive Awards

A significant portion of each NEO’s annual cash compensation is contingent on the performance of the Company, the Bank and the individual under a cash incentive compensation plan. Annual non-discretionary cash bonuses for the NEOs are contingent on the performance of the Company, the Bank and the individual, by comparing actual Company performance against targets that are approved by the Compensation Committee at the beginning of 2019, considering the 2018 MA Report. The Committee further considered the 2018 MA Report in setting the cash incentive compensation to be at the 50% percentile of the 2019 peer group. For 2019, Mr. Maher’s bonus target was set as a component of his employment contract. Ordinarily, if cash incentive compensation is paid out under the plan, actual bonus payments may range from 50% of targeted bonus levels for Threshold performance to 150% for Superior performance. For 2019, incentive payments were based on Core Earnings and Core Efficiency Ratio utilizing the following matrix:

Category	Weight	Threshold 50%	Target 100%	Superior 150%
Core Earnings	60%	$103,590,000	$115,100,000	$126,610,000
Core Efficiency Ratio	40%	54.45%	52.20%	49.96%

For purposes of the matrix, the Core Earnings and Core Efficiency Ratio values were derived from the Company’s 2019 Business Plan as proposed by senior management and approved by the Board in December 2018. The results for 2019 were Core Earnings at $104,841,000 (below Target) and the Core Efficiency Ratio at 55.70% (below Threshold), resulting in overall funding of 53.2% of Target. Funding is then adjusted for individual performance. “Core” measures exclude merger related expenses, branch consolidation expenses, non-recurring professional fees, compensation expense due to the retirement of an executive officer, and reduction in income tax expense from the revaluation of state deferred tax assets as a result of a change in the New Jersey tax code. The incentives are determined based upon the Company’s success in achieving its financial goals, as adjusted for individual performance, as well as consideration of the 2018 and 2019 MA Reports, the most recent compensation studies reviewed by the Committee. Individual allocation of incentive was based upon individual performance in the threshold to superior range as described above. The following table provides a summary of the incentive payments to the Company’s NEOs for 2019:

Name	Target Bonus	Percent of Salary	Actual Bonus
Christopher D. Maher	$750,000	78.9%	$249,000
Michael J. Fitzpatrick	$175,000	50.0%	$66,815
Joseph J. Lebel III	$200,000	50.0%	$83,000
Steven J. Tsimbinos	$175,000	53.8%	$72,625
Grace M. Vallacchi	$175,000	53.8%	$72,625

For 2020, the Compensation Committee has determined that, in light of the economic uncertainty caused by the COVID-19 pandemic, the Committee will take a less formulaic approach to awards under the Company’s cash incentive award program, based on the difficulty of setting appropriate metrics in the current economic environment. While the Compensation Committee will still set performance goals, it will reserve a discretionary component based on the Committee’s view of the Company’s overall performance in 2020 in light of market conditions.

Discretionary Bonus Payments

The Compensation Committee limits the use of discretionary bonus payments to extraordinary circumstances (like those the Committee believes will exist in 2020) to rectify inequities or reward extraordinary performance. The Compensation Committee reviewed the application of the performance goals set for 2019 under the cash incentive plan against the overall results of the Company for 2019, a year when the Company achieved:

•	record net income and core net income, with net income increasing over 20% compared to 2018;
•	extraordinary improvements in customer satisfaction scores;
•	a 70% increase in organic loan production, which exceeded $1.5 billion;
•	a highly successful completion and systems integration of the Capital Bank acquisition, which achieved the planned cost savings;
•	the identification, negotiation, announcement, regulatory approval and closing of two additional acquisitions which position the Company for future profitability and earnings per share accretion; and
•	total shareholder return of 15.9%.

Specifically, the Compensation Committee considered that the Company’s Core Efficiency Ratio, a significant performance goal weighted at 40% of the bonus amount, was set, even at the Threshold level to an aggressive value, and was in actuality negatively affected by the multiple interest rate cuts that occurred in 2019, causing it to narrowly miss the Threshold value and not fund at all. In order to recognize management’s efforts in leading the Company to a successful year with record profitability, and to avoid an inequitable disconnect between the performance assessment and related bonus opportunity for the NEOs, the Compensation

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Committee approved discretionary bonuses for the Section 16 Officers. These discretionary bonuses, and the cash incentive bonuses previously described in the Cash Incentive Award section, are listed in the following table:

Name	Discretionary Bonus	Cash Incentive Bonus	Total Bonus Paid	2018 Cash Incentive Bonus
Christopher D. Maher	$446,000	$249,000	$695,000	$934,000
Michael J. Fitzpatrick	$60,375	$66,815	$127,190	$181,781
Joseph J. Lebel III	$75,000	$83,000	$158,000	$249,300
Steven J. Tsimbinos	$65,625	$72,625	$138,250	$196,234
Grace M. Vallacchi	$65,625	$72,625	$138,250	$112,185

Even with the above discretionary bonuses, total NEO bonuses for 2019, other than for Ms. Vallacchi, were significantly below bonus payments for 2018 (which were entirely cash incentive payments). The Compensation Committee had not utilized discretionary bonuses since 2013 and continues to believe their use should be limited to extraordinary circumstances and to recognize outstanding performance.

Executive Incentive Awards

During 2019, the Compensation Committee approved the grants of stock options and restricted stock awards under the Company’s stock incentive plans. The grants vest over five years, with the exception of the time-based restricted stock and stock option grants to Mr. Fitzpatrick, which vest over three years. The award levels and vesting schedules were determined based on various factors, including prevailing market conditions, performance and responsibilities of individual executives, current pay levels, the value of awards previously granted and the 2018 MA Report. Awards in 2019 to the NEOs are presented in “Executive Compensation” under the “Stock Options” and “Stock Awards” columns of the Summary Compensation Table and the Grants of Plan-Based Awards Table, and can be illustrated as follows:

To align NEOs’ interests with stockholders, a significant portion of each executive’s total equity award was awarded as performance-based restricted stock with the remaining portion of the award granted as time-vested restricted stock and stock options. For Mr. Maher, approximately 44% (determined by dollar value) of his 2019 award was granted in performance-based restricted stock (assuming vesting at the Target level), 14% was granted in time-bested restricted stock and 42% in options. For all other executives, approximately 30% of their awards during 2019 were granted as performance-based restricted stock (assuming vesting at the Target level), 20% as time-vested restricted stock, and 50% in stock options. Performance-based shares awarded vest equally over five years but only when specific performance metrics for Return on Assets (“ROA”) have been met or exceeded. The Compensation Committee selected ROA as the performance goal because it is one of the primary goals tracked by the Company and its stockholders. The Compensation Committee believes that the grants made in 2019 appropriately balance the goal of creating an incentive to increase stockholder value with the goal of risk mitigation and promoting sound banking practices. The number of shares of performance-based restricted stock earned for each of 2019, 2020, 2021, 2022, and 2023 will vary based on performance relative to established goals for ROA at Threshold, Target, and Superior performance levels. For 2019, the ROA performance goals

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were 1.30% at Threshold, 1.40% at Target, and 1.50% at Superior performance. Based on 2019 results, the executives earned at the Threshold level for the 2019 grant and the shares vested on March 1, 2019. However, the executives failed to earn at the Threshold level for the 2018 grant and this tranche of performance shares was forfeited. See “Compensation Program Design and Rationale – Mix of Compensation Elements; Risk Mitigation.”

Benefits

All NEOs participate in the benefit plans generally available to the employees, including medical, life and disability insurance, the 401(k) Plan and the Company’s Employee Stock Ownership Plan (“ESOP”). The Company also maintains SERPs covering Messrs. Maher and Fitzpatrick. These SERPs are intended to promote continued service of covered executives by providing a supplement to the executive’s other qualified retirement plan benefits, which are limited by law. In the case of Mr. Fitzpatrick, the benefit is based on the average of the highest compensation during any four consecutive calendar years and length of service with the Company, and in the case of Mr. Maher, an agreed upon schedule of annual contributions. The Company did not make any significant changes to the benefits offered to its NEOs in 2019. See “Executive Compensation – Nonqualified Deferred Compensation – Supplemental Executive Retirement Plan.”

Perquisites

The Company provided perquisites to certain NEOs in the form of Company-paid automobile benefits and, for certain NEOs, country club dues and provision of a comprehensive executive physical. The NEOs are subject to the Company’s Travel and Entertainment Policy, which governs travel, dining and entertainment expenses for all employees. Perquisites are included in the footnotes and narratives to the Summary Compensation Table within Executive Compensation.

Deferred Compensation

The Bank provides certain NEOs with an opportunity to elect to defer current compensation under the Deferred Compensation Plan for Executives (the “Deferral Plan”). The Deferral Plan permits eligible executives selected by the Bank’s Board to elect to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the Deferral Plan. The Company did not make any significant changes to the deferral program for its NEOs.

Employment Agreements

The continued success of the Company depends to a significant degree on the skills and competence of its NEOs. As part of its compensation program, the Company affords its NEOs eligibility for payments and benefits in the event of certain employment terminations and/or in the event of a change in control of the Company. The employment agreements are intended to ensure that the Company will be able to maintain a stable and competent management base. The employment agreements also include restrictive covenants (non-competition, non-solicitation, and confidentiality) to protect the Company’s business interest in the event that an executive leaves employment with the Company. The employment agreements are described later in the proxy under “Executive Compensation – Employment Agreements.”

Stock Ownership Guidelines

The Board, upon the recommendation of the Leadership Committee, has adopted stock ownership guidelines (the “Guidelines”) for non-employee directors and the NEOs. The Guidelines were adopted to better align the interests of the non-employee directors and the NEOs with those of the Company’s stockholders. The Guidelines provide that the CEO shall own Company stock with a market value of at least five times his annual base salary. To comply with the Guidelines, each other NEO shall own Company stock with a market value of at least three times his annual base salary. Each NEO shall meet the share ownership requirements within five years of the officer having become a NEO. Shares that count towards the Guidelines’ requirement include those shares listed under the officer’s share ownership, including shares held in the officer’s ESOP and 401(k) accounts, unvested time-based and performance-based restricted stock, and the value of vested and unvested stock options, where such value is calculated as the cumulative expense recognized by the Company on its financial statements. Until the Guidelines are met, a NEO shall retain all of the net vested restricted stock and net shares delivered after exercising stock options. Net shares refers to the shares that remain after shares are sold or netted to pay the exercise price of options and any withholding taxes.

All of the Company’s NEOs were in compliance with the Stock Ownership Guidelines for 2019.

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Hedging/Pledging Policy

The Company believes that the interests of its directors and senior executive officers should be aligned with stockholders. To assure this alignment, the Company has adopted an anti-hedging/pledging policy which states that its directors and senior executive officers, defined as any officer that is required to file reports under Section 16 of the Exchange Act, may not, without the approval of the Board: (1) directly or indirectly engage in hedging or monetization transactions, through transactions in the Company’s securities or through financial instruments designed for that purpose or achieving that effect, including equity swaps, puts, calls, collars, forwards, exchange funds and prepaid variable forwards, or (2) pledging or hypothecating the Company’s securities as collateral for a loan, including through the use of a traditional margin account with a securities broker. Any request to engage in a hedging or pledging transaction must be submitted to the General Counsel, with a description of the transaction(s) and the reasons for the transaction(s), at least two weeks prior to the anticipated transaction.

The General Counsel will review the circumstances and reasons for this request and determine whether there is a valid reason to approve the transaction. In late 2019, Mr. Maher requested the short-term pledging of stock in connection with a real estate transaction with Mr. Maher’s principal residence. The credit was well-collateralized by the pledge, with little risk of a sale. Accordingly, after consultation with the Company’s General Counsel, this request was approved by the Board. As of March 1, 2020, the loan was repaid, and the pledge was eliminated.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information regarding the compensation paid or accrued by the Company during the fiscal years ended December 31, 2019, 2018 and 2017 to or for the account of the CEO, CFO, and the other three most highly compensated current executive officers, as well as our retired Chief Information Officer, of the Company (the “NEOs”):

				Stock Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Time-based Stock Awards ($)[2]	Performance- based Stock Awards ($)[3]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[4]	All Other Compensation ($)[5]	Total ($)
Christopher D. Maher,	2019	946,154	446,000	162,450	499,968	487,498	249,000	112,624	2,903,694
Chairman, President and	2018	846,154	–	412,507	500,022	137,496	934,000	93,194	2,923,373
CEO of the Company and the Bank	2017	650,000	–	137,507	–	412,508	742,500	82,675	2,025,190
Michael J. Fitzpatrick,	2019	349,423	60,375	74,995	–	225,006	66,815	199,781	976,395
Executive Vice President and	2018	324,519	–	126,752	189,964	42,252	181,781	188,347	1,053,615
CFO of the Company and the Bank	2017	300,000	–	42,210	–	126,450	225,000	166,504	860,164
Joseph J. Lebel III,	2019	398,846	75,000	149,940	249,984	449,995	83,000	46,299	1,453,064
Executive Vice President and	2018	349,039	–	252,765	374,997	84,238	249,300	38,992	1,349,331
Chief Operating Officer of the Bank	2017	300,000	–	84,274	–	252,900	250,000	26,011	913,185
Joseph R. Iantosca,	2019	182,154	–	74,970	149,940	224,997	–	254,698	886,759
Former/Retired Executive Vice	2018	309,519	–	252,765	374,997	84,238	145,425	36,169	1,203,113
President and Chief Information Officer of the Bank(6)	2017	285,000	–	84,274	–	252,900	200,000	32,541	854,715
Steven J. Tsimbinos,	2019	324,423	65,625	74,970	149,940	224,997	72,625	43,658	956,238
Executive Vice President,	2018	299,039	–	210,706	309,976	70,258	196,234	34,323	1,120,536
General Counsel and Corporate Secretary of the Company and the Bank	2017	250,000	–	70,204	–	210,750	175,000	29,869	735,823
Grace M. Vallacchi,	2019	324,423	65,625	74,970	149,940	224,997	72,625	35,003	947,583
Executive Vice President	2018	300,000	–	150,015	224,981	49,994	112,185	16,333	853,508
and Chief Risk Officer of the Company and the Bank	2017	91,154	–	100,022	–	–	17,280	5,942	214,398
(1)	Reflects payments made as discretionary bonuses for each respective year. Discretionary bonuses made for 2019 are described in “Compensation Discussion and Analysis – Elements of Compensation – Discretionary Bonus Payments”.
(2)	Reflects the value of time-based restricted stock and stock option awards granted to the executive officers based on the grant date fair value of the awards. See note 12 to Company’s audited consolidated financial statements for the year ended December 31, 2019, filed with the Company’s Form 10-K for assumptions made in the valuation.
(3)	Reflects the value of the Target tier of performance-based restricted stock awards granted to the executive officers based on the grant date fair value of the awards. See note 12 to Company’s audited consolidated financial statements for the year ended December 31, 2019, filed with the Company’s Form 10-K for assumptions made in this valuation. The value of the performance-based restricted stock awards at the Superior tier are as follows: Mr. Maher, $621,180; Mr. Lebel, $315,000; Mr. Iantosca, $184,968; Mr. Tsimbinos, $184,968, and Ms. Vallacchi, $184,968.
(4)	Reflects payments made for each respective year under the annual incentive compensation plan.
(5)	All other compensation was comprised of the following elements for 2019:

	Christopher D. Maher	Michael J. Fitzpatrick	Joseph J. Lebel III	Joseph R. Iantosca	Steven J. Tsimbinos	Grace M. Vallacchi
Employee Stock Ownership Plan Allocation	$10,107	$10,107	$10,107	$6,575	$10,107	$10,107
401(k) Plan Contribution (Company match)	9,800	9,800	9,800	6,375	9,800	9,800
SERP Allocation	37,389	151,044	—	—	—	—
Life Insurance Premiums	1,932	5,149	3,612	1,082	1,656	3,096
Company-provided Automobile Benefit	23,245	16,186	5,274	6,164	6,232	12,000
Company-paid Club Dues	17,990	—	5,419	—	5,769	—
Company-Paid Executive Physical	—	—	4,500	—	—	—
Change in Nonqualified Deferred Compensation Earnings	785	2,211	—	—	—	—
Cash Dividend Payments on Vested Restricted Stock	11,376	5,284	7,587	30,636	10,094	—
Severance/PTO Payout	—	—	—	203,866	—	—
TOTAL	$112,624	$199,781	$46,299	$254,698	$43,658	$35,003
(6)	Mr. Iantosca retired from the Bank on July 1, 2019.

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CEO Pay Ratio

Christopher D. Maher, Chairman, President and CEO, had fiscal 2019 total compensation of $2,903,694 as reflected in the 2019 Summary Compensation Table included in this proxy statement. We calculated that the median annual compensation for all OceanFirst Bank employees, excluding our CEO, was $58,010 for 2019. As a result, Mr. Maher’s 2019 annual compensation was approximately 50 times that of the median annual compensation for all employees.

In order to estimate our CEO pay ratio, we used our employee population as of December 31, 2019. We calculated median employee compensation aggregating the total of base salary, overtime, annual bonus and annualized benefit costs for all employees. For employees hired during the year, their compensation was annualized to reflect a full year of wages. Employees benefit costs were annualized based upon their enrollment status as of December 31, 2019. We did not include independent contractors in our determination. Once the median employee compensation value was identified, the total annual compensation for the CEO was calculated using the same methodology we use to calculate Total Annual Compensation for our named executive officers as set forth in the 2019 Summary Compensation Table contained in this proxy statement. The CEO pay ratio was then calculated by dividing the CEO total annual compensation by the median employee compensation.

The SEC’s rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in making a determination as to who is the median employee and does not mandate that each public company use the same method. In addition, our compensation philosophy supports fair pay based on a person’s role in the Company, a subjective determination of the market value of that person’s job and that person’s performance in that position. As a result, the annual total compensation of our median employee is unique to the CEO pay ratio calculation and is not an indicator of the annual total compensation of each of our employees nor is comparable to the annual total compensation of employees at other companies. Similarly, we would not expect that the ratio of the annual total compensation of our CEO to our median employee to be a number that can be compared to the ratio determined by other companies in any meaningful way.

Employment Agreements

The Company has entered into separate employment agreements with Messrs. Maher, Fitzpatrick, Lebel, and Tsimbinos and Ms. Vallacchi. (each such person, the “Executive”).

The employment agreements have terms expiring on July 31, 2023. Mr. Iantosca, the Bank’s former Chief Information Officer, had a similar agreement until his retirement in July 2019. Each employment agreement provides that the agreement shall be extended each August 1 for an additional year, unless prior written notice of non-renewal is given to the Executive after conducting the Executive’s performance evaluation. In addition to base salary, the agreements provide for, among other things, participation in cash incentive and stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreements also provide that the compensation awarded under the agreements is subject to reduction or “clawback” under certain circumstances.

The agreements provide for termination, at any time by the Bank or the Company, for cause as defined in the agreements or without cause. In the event the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for cause, or in the event of the Executive’s qualifying resignation from the Bank and if applicable the Company, the Executive would be entitled to receive an amount equal to the greater of (x) the remaining base salary payments the Executive would have earned until the expiration of the term of the employment agreement or (y) the Executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash incentive compensation for the current fiscal year. In the event of such a qualifying termination, the Company would also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement or 18 months, whichever is less. Resignation would qualify for the above severance benefits upon: (1) a change in the Executive’s authority, duties or responsibilities which represents a material adverse change from those in effect immediately prior to such change; (2) a material decrease in the Executive’s annual salary, target cash compensation (unless target cash compensation was materially decreased for all NEOs as listed in the Company’s most recent proxy statement), or elimination or reduction of any material benefit that the Company otherwise provides to its executives of similar rank (except those changes to any benefit or benefit program implemented for all Company employees who participate in such benefits or programs or that may be required by law) without his prior written agreement, (3) relocation of Executive’s principal place of employment to a location that increases the Executive’s commute from his primary residence by more than 30 miles one way; or (4) a material breach of the agreement by the Company.

Under the agreements, if a qualifying resignation or involuntary termination (other than for cause) follows a change in control (as defined in the employment agreements) of the Company, the Executive would be entitled to a severance payment (the “Change in Control Payment”) equal to the sum of (x) Executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash incentive compensation for the current fiscal year. The Executive would also be entitled to continued health and welfare benefits as described above. If the Bank is adequately capitalized at the time of the change in control, each executive’s Change in Control Payment, with the exception of Ms. Vallacchi, will be multiplied by a factor of three, provided, however, that the total value of the Change in Control Payment (including any insurance benefits provided) shall not exceed three times the sum of (x) the Executive’s salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or the (ii) Target Cash Compensation for the current fiscal year. In the case of Ms. Vallacchi, her Change in Control payment will be multiplied by a factor of two, provided, however, that the total value of the Change in Control Payment (including any insurance benefits provided) shall not exceed two times the sum of (x) the Executive’s salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or the (ii) Target Cash Compensation for the current fiscal

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year. If the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended , such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.

In event of the Executive’s subsequent death while he or she is receiving the above severance payments (whether or not it the event of a change in control), such payments will be made to his or her beneficiaries or estate. Each Executive is subject to certain confidentiality provisions, as well as certain non-competition and non-solicitation provisions during the term of the agreement and for one year post termination. The employment agreements provide for the arbitration of disputes between the parties and that the prevailing party shall be awarded attorneys’ fees. The employment agreements also provide that the Company shall indemnify the Executive to the fullest extent allowable under Delaware law and if applicable federal law.

Grants of Plan-Based Awards

The following tables set forth certain information regarding stock options, restricted stock awards and non-equity incentive plan awards to the NEOs during the Company’s fiscal year ended December 31, 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Christopher D. Maher	1/01/19	375,000	750,000	1,125,000
Michael J. Fitzpatrick	1/01/19	87,500	175,000	262,500
Joseph J. Lebel III	1/01/19	100,000	200,000	300,000
Joseph R. Iantosca	1/01/19	87,500	175,000	262,500
Steven J. Tsimbinos	1/01/19	87,500	175,000	262,500
Grace M. Vallacchi	1/01/19	87,500	175,000	262,500

(1)	Amounts shown represent the range of potential payouts for fiscal 2019 performance under the 2011 Cash Incentive Compensation Plan. The performance period for the non-equity awards was January 1, 2019 through December 31, 2019.

		Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock
	Grant	Threshold	Target	Maximum	Stock	Underlying	Awards	& Option
Name	Date	(#)	(#)	(#)	or Units (#)[2]	Options (#)[3]	($/Sh)[4]	Awards ($)[5]
Christopher D. Maher	2/28/19	14,880	19,840	24,650	6,450	109,060	25.20	1,150,006
Michael J. Fitzpatrick	2/28/19	–	–	–	2,976	50,337	25.20	300,002
Joseph J. Lebel III	2/28/19	7,340	9,920	12,500	5,950	100,670	25.20	849,919
Joseph R. Iantosca	2/28/19	4,565	5,950	7,340	2,975	50,335	25.20	449,907
Steven J. Tsimbinos	2/28/19	4,565	5,950	7,340	2,975	50,335	25.20	449,907
Grace M. Vallacchi	2/28/19	4,565	5,950	7,340	2,975	50,335	25.20	449,907

(1)	Refers to awards of performance-based restricted shares of Company stock under the 2011 Stock Incentive Plan. Awards vest over five years in equal annual installments from the date of grant, upon attainment of defined performance criteria.
(2)	Refers to awards of time-based restricted shares of Company common stock under the 2011 Stock Incentive Plan. Awards vest over five years in equal annual installments from date of grant, with the exception of Mr. Fitzpatrick, whose award vests over three years.
(3)	Refers to awards of time-based stock options under the 2011 Stock Incentive Plan. Options vest over five years in equal annual installments from date of grant, with the exception of Mr. Fitzpatrick, whose award vests over three years.
(4)	Closing price of the underlying shares of Company common stock on the date of grant.
(5)	Reflects the value of the time-based restricted stock awards, the value of the performance-based restricted stock vesting at the Target level, and stock options granted to the executive officers based on the grant date fair value of the awards. See note 12 to Company’s audited consolidated financial statements for the year ended December 31, 2019, filed with the Company’s Form 10-K for assumptions made in the valuation.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding stock options and stock awards held by the NEOs of the Company at December 31, 2019:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Christopher D. Maher	4,500	—	14.55	6/17/23	—	—	—	—
	12,000	—	17.75	3/19/24	—	—	—	—
	14,886	14,886	17.37	3/18/25	—	—	—	—
	19,893	39,784	17.28	3/16/26	—	—	—	—
	29,360	44,040	29.01	3/15/27	—	—	—	—
	5,055	20,220	27.40	1/24/28	—	—	—	—
	—	109,060	25.20	2/28/29	—	—	—	—
	—	—	—	—	1,033	26,382	—	—
	—	—	—	—	2,024	51,693	—	—
	—	—	—	—	2,844	72,635	—	—
	—	—	—	—	12,044	307,604
	—	—	—		6,450	164,733	—	—
							12,166	310,720
					—	—	19,840	506,714
Michael J. Fitzpatrick	29,770	—	10.00	2/17/20	—	—	—	—
	30,000	—	13.87	2/18/21	—	—	—	—
	30,000	—	13.83	2/15/22	—	—	—	—
	22,500	—	14.62	2/15/23	—	—	—	—
	22,500	—	17.75	3/19/24	—	—	—	—
	18,000	4,500	17.37	3/18/25	—	—	—	—
	13,500	9,000	17.28	3/16/26	—	—	—	—
	15,000	7,500	29.01	3/15/27	—	—	—	—
	2,589	5,178	27.40	1/24/28	—	—	—	—
	—	50,377	25.20	2/28/29	—	—	—	—
		—	—	—	308	7,866	—	—
	—	—	—	—	458	11,697	—	—
	—	—	—	—	485	12,387	—	—
	—	—	—	—	3,084	78,765	—	—
	—	—	—	—	2,976	76,007	—	—
	—	—	—	—			4,622	118,046
Joseph J. Lebel III	11,250	—	14.55	6/17/23	—	—	—	—
	4,875	—	17.75	3/19/24	—	—	—	—
	24,000	6,000	17.37	3/18/25	—	—	—	—
	22,500	15,000	17.28	3/16/26	—	—	—	—
	18,000	27,000	29.01	3/15/27	—	—	—	—
	3,097	12,388	27.40	1/24/28	—	—	—	—
	—	100,670	25.20	2/28/29	—	—	—	—
	—	—	—	—	411	10,497	—	—
	—	—		—	764	19,513	—	—
	—	—	—	—	1,743	44,516	—	—
	—	—	—	—	7,380	188,485	—	—
	—	—	—	—	5,950	151,963
			—		—	—	9,124	233,027
							9,920	253,357

(Table continues and footnotes on following pages)

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Steven J. Tsimbinos	10,125	—	13.87	2/18/21	—	—	—	—
	10,125	—	13.83	2/15/22	—	—	—	—
	11,250	—	14.62	2/15/23	—	—	—	—
	13,125	—	17.75	3/19/24	—	—	—	—
	10,500	2,625	17.37	3/18/25	—	—	—	—
	9,000	6,000	17.28	3/26/26	—	—	—	—
	15,000	22,500	29.01	3/15/27	—	—	—	—
	2,583	10,332	27.40	1/24/28	—	—	—	—
	—	50,335	25.20	2/28/29	—	—	—	—
	—	—			1,515	38,693	—	—
	—	—	—	—	2,138	54,605	—	—
	—	—	—	—	1,452	37,084	—	—
	—	—	—	—	6,152	157,122	—	—
	—	—	—	—	2,975	75,982
			—	—	—		7,542	192,623
						—	5,950	151,963
Grace M. Vallacchi	1,838	7,352	27.40	1/24/28	—	—	—	—
	50,335	—	25.20	2/28/29	—	—	—	—
	—	—	—	—	2,208	56,932	—	—
	—	—	—	—	4,380	111,865	—	—
	—	—	—	—	2,975	75,982	—	—
	—	—	—	—	—	—	7,542	192,623
	—	—	—	—	—	—	5,950	151,963

(1)	Options vest as to 20% of the shares subject to the grant on or about each anniversary of the grant date, subject to the executive’s continued service on the relevant vesting dates, with the exception of Mr. Fitzpatrick’s last three option awards, which vest at a rate of 33.3% on or about each anniversary of the grant date.

With respect to Mr. Maher’s stock options that have not vested, the options for 14,886 shares vest on March 1, 2020; the options for 39,784 shares vest in equal installments on March 1 of 2020 and 2021; the options for 44,040 shares vest in equal installments on March 1 of 2020, 2021 and 2022; the options for 20,220 shares vest in equal installments on March 1 of 2020, 2021, 2022 and 2023, and the options for 109,060 shares vest in equal installments on March 1 of 2020, 2021, 2022, 2023, and 2024.

With respect to Mr. Fitzpatrick’s stock options that have not vested, the options for 4,500 shares vest on March 1, 2020; the options for 9,000 shares vest in equal installments on March 1 of 2020 and 2021; the options of 7,500 shares vest on March 1 2020, the options of 5,178 shares vest in equal installments on March 1 of 2020 and 2021, and the options of 50,377 shares vest in equal installments on March 1 of 2020, 2021, and 2022.

With respect to Mr. Lebel’s stock options that have not vested, the options for 6,000 shares vest on March 1, 2020; the options for 15,000 shares vest in equal installments on March 1 of 2020 and 2021; the options for 27,000 shares vest in equal installments on March 1 of 2020, 2021 and 2022; the options for 12,388 shares vest in equal installments on March 1 of 2020, 2021, 2022 and 2023, and the options for 100,670 shares vest in equal installments on March 1 of 2020, 2021, 2022, 2023, and 2024.

With respect to Mr. Tsimbinos’s stock options that have not vested, the options for 2,625 shares vest on March 1, 2020; the options for 6,000 shares vest in equal installments on March 1 of 2020 and 2021; the options for 22,500 shares vest in equal installments on March 1 of 2020, 2021, and 2022, the options for 10,332 shares vest in equal installments on March 1 of 2020, 2021, 2022 and 2023, and the options for 50,335 shares vest in equal installments on March 1 of 2020, 2021, 2022, 2023, and 2024.

With respect to Ms. Vallacchi’s stock options that have not vested, the options for 7,352 shares vest in equal installments on March 1 of 2020, 2021, 2022 and 2023, and the options for 50,335 shares vest in equal installments on March 1 of 2020, 2021, 2023, 2023, and 2024.

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(2)	The restricted stock vests as to 20% of the shares subject to the award on March 1 of each year following the grant date, subject to the executive’s continued service on the relevant vesting dates, with the exception of Mr. Fitzpatrick’s last three restricted stock awards, which vest at a rate of 33.3% on March 1 of each year following the grant date.

With respect to Mr. Maher’s shares that have not vested, the 1,033 shares vest on March 1, 2020; the 2,024 shares vest in equal installments on March 1 of 2020 and 2021; the 2,844 shares vest in equal installments on March 1 of 2020, 2021 and 2022; the 12,044 shares vest in equal installments on March 1 of 2020, 2021, 2022 and 2023, and the 6,460 shares vest in equal installments on March 1 of 2020, 2021, 2022, 2023, and 2024.

With respect to Mr. Fitzpatrick’s shares that have not vested, the 308 shares vest on March 1, 2020; the 458 shares vest in equal installments on March 1 of 2020 and 2021; the 458 shares vest om March 1, 2020; the 3,084 shares vest in equal installments on March 1 of 2020 and 2021, and the 2,976 shares vest in equal installments of March 1 of 2020, 2021, and 2022.

With respect to Mr. Lebel’s shares that have not vested, the 411 shares vest on March 1, 2020; the 764 shares vest in equal installments on March 1 of 2020 and 2021; the 1,743 shares vest in equal installments on March 1 of 2020, 2021 and 2022; the 7,380 shares vest in equal installments on March 1 of 2020, 2021, 2022 and 2023, and the 5,950 shares vest in equal installments on March 1 of 2020, 2021, 2022, 2023, and 2024.

With respect to Mr. Tsimbinos’s shares that have not vested, the 1,515 shares vest on March 1, 2020; the 2,138 shares vest in equal installments on March 1 of 2020 and 2021; the 1,452 shares vest in equal installments on March 1 of 2020, 2021 and 2022; the 6,152 shares vest in equal installments on March 1 2020, 2021, 2022 and 2023, and the 2,975 shares vest in equal installments on March 1 of 2020, 2021, 2022, 2023, and 2024.

With respect to Ms. Vallacchi’s shares that have not vested, the 2,208 shares vest in equal installments on March 1 of 2020, 2021 and 2022; the 4,380 shares vest in equal installments on March 1 of 2020, 2021, 2022 and 2023, and the 2,975 shares vest in equal installments on March 1 of 2020, 2021, 2022, 2023, and 2024.

(3)	Market value computed using the closing price of the Company’s common stock on December 31, 2019 ($25.54).

(4)	Represents the Target tier for performance-based restricted stock awards granted in 2018 and 2019. For the 2018 awards, each performance-based award vests in two equal installments on March 1 of 2020 and 2021, at 75% of Target level for Threshold performance or up to 125% for Superior performance, depending on the attainment of performance criteria for the calendar years ending 2020 and 2021.

For the 2019 award, each performance-based award vests in five equal installments on March 1 of 2020, 2021, 2022, 2023,, and 2024, at 75% of Target level for Threshold performance or up to 125% of Target level for Superior performance, depending on the attainment of performance criteria for the calendar years ending 2019, 2020, 2021, 2022, and 2023, or forfeited if the Threshold performance is not met.

Option Exercises and Stock Vested

The following table sets forth certain information regarding exercises of options or vesting of restricted shares during the Company’s fiscal year ended December 31, 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher D. Maher	—	—	10,566	267,742
Michael J. Fitzpatrick	—	—	4,619	117,045
Joseph J. Lebel III	—	—	7,007	177,557
Joseph R. Iantosca	—	—	7,007	177,557
Steven J. Tsimbinos	—	—	7,671	194,383
Grace M. Vallacchi	—	—	4,696	118,997

(1)	Computed using the closing price of the Company’s common stock on the applicable exercise/vesting date.

Nonqualified Deferred Compensation

Supplemental Executive Retirement Plans

The Bank maintains non-qualified SERPs to provide Messrs. Maher and Fitzpatrick with additional retirement benefits. As part of Mr. Maher’s SERP arrangement, the Bank established in 2014 an account for the benefit of his retirement and commenced the funding of that SERP by an annual Company contribution. Such account will be paid in full upon the termination of his employment due to his retirement after age 65, resignation for Good Reason (as defined), termination without Cause (as defined) or his death. If Mr. Maher’s employment terminates for a reason other than those detailed in the preceding sentence, Mr. Maher shall be paid the balance of the account, less contributions for the preceding five years and less any earnings on those forfeited contributions. For Mr. Fitzpatrick, the benefits provided under his SERP make up the difference between an amount up to 70% of the average of the highest compensation during any four consecutive calendar years and the benefits provided from the Bank’s 401(k) Retirement Plan plus the benefits which would have been provided from the Bank’s Retirement Plan (Pension Plan) which was frozen in 1996 and terminated in 1998. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of

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limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP. The Bank established an irrevocable trust in connection with the SERP for Mr. Fitzpatrick. The trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participant, who recognizes as income contributions that are made to the trust. Earnings on the trust’s assets are taxable to the participant.

Nonqualified Deferred Compensation Plan for Executives

This Deferral Plan previously allowed eligible officers selected by the Bank’s Board to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the Plan. The Plan currently maintains balances from prior deferrals but is currently not accepting new contributions. Participating executive’s prior deferrals were credited to a bookkeeping account and are increased on the last day of each month by interest earned at the rate equal to the Stable Fund Rate for the 401(k) Plan plus 250 basis points. The following table sets forth certain information regarding nonqualified deferred compensation benefits to NEOs of the Company during the Company’s fiscal year ended December 31, 2019:

Name	Plan Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)		Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Christopher D. Maher	SERP	—	37,389	(1)	8,998	—	220,721
	Deferral Plan	—	—		—	—	—
Michael J. Fitzpatrick	SERP	—	151,044	(2)	—	—	—
	Deferral Plan	—	—		21,292	—	512,585	(3)
Joseph J. Lebel III	SERP	—	—		—	—	—
	Deferral Plan	—	—		—	—	—
Joseph R. Iantosca	SERP	—	—		—	—	—
	Deferral Plan	—	—		—	—	—
Steven J. Tsimbinos	SERP	—	—		—	—	—
	Deferral Plan	—	—		—	—	—
Grace M. Vallacchi	SERP	—	—		—	—	—
	Deferral Plan	—	—		—	—	—

(1)	Represents annual SERP contribution. The contributions are credited to a bookkeeping account and reflected as a liability on the Company’s financial statements. Contributions and related earnings are taxed to the participant in the year they are distributed.

(2)	Represents annual SERP contribution. The contributions are held in trust for the irrevocable benefit of the SERP participant. Contributions are taxed to the participant in the year they are added to the trust. SERP account balances are treated as participant assets, rather than Company assets, and are not reflected on the Company’s financial statements.

(3)	Excludes SERP account balance.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following describes the provisions of contracts, agreements or plans (other than plans available generally to salaried employees that do not discriminate in favor of executive officers) which provide for payments to executive officers at, following or in connection with termination of employment or a change in control of the Company.

Employment Agreements — Involuntary or Constructive Termination

The employment agreements of Messrs. Maher, Fitzpatrick, Lebel, and Tsimbinos and Ms. Vallacchi provide for certain severance payments in the event employment is terminated by the Company or the Bank without cause or the Executive’s qualifying voluntary resignation under the agreements. The severance payment provided under the employment agreements would be equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year. In the event of such a qualifying termination, the Company would also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement or 18 months, whichever is less.

Employment Agreements — Involuntary or Constructive Termination Following Change in Control

The employment agreements Messrs. Maher, Fitzpatrick, Lebel, and Tsimbinos and Ms. Vallacchi provide for certain payments if the officer’s employment is terminated by the Company or the Bank following a “change in control” due to (i) the executive’s dismissal, other than for cause, or (ii) the executive’s qualifying voluntary resignation under the agreements. Such payment would be equal to the sum of (x) Executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash incentive compensation for the current fiscal year. The Executive would also be entitled to continued health and welfare benefits as described above. If the Bank is adequately capitalized at the time of the change in control, each executive’s Change in Control Payment, with the exception of Ms. Vallacchi, will be multiplied by a factor of three, provided, however, that the total value of the Change in Control Payment (including any insurance benefits provided) shall not exceed three times the sum of (x) the Executive’s salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or the (ii) target cash incentive compensation for the current fiscal year. In the case of Ms. Vallacchi, her Change in Control Payment will be multiplied by a factor of two, provided, however, that the total value of the Change in Control Payment (including any insurance benefits provided) shall not exceed two times the sum of (x) the Executive’s salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or the (ii) target cash incentive compensation for the current fiscal year. If the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.

Supplemental Executive Retirement Plan — Involuntary or Constructive Termination

In the event of a “change in control,” Mr. Fitzpatrick is entitled to a lump sum contribution equal to the supplemental retirement income benefit contribution required for the year in which the change in control occurs plus the present value of the total supplemental retirement income benefit contributions which would have been required for the three years following the year in which the change in control occurs. In the event of a “change in control,” Mr. Maher is entitled to a lump sum contribution equal to the sum of: (a) the account balance as of the date of the change in control, (b) the amount required to be credited to the account for the year in which such change in control occurs (unless already made); and (c) the present value (computed using a discount rate equal to 4% per annum) of the amounts that would have been required to be credited to the account for the three years following the year in which such change in control occurs.

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Summary of Potential Payments Upon Termination or Change in Control

The following tables summarize potential payments to each executive officer listed on the summary compensation table assuming a triggering termination of employment occurred on December 31, 2019. The tables do not reflect benefits under plans that do not discriminate in favor of executive officers and are available generally to all salaried employees.

Christopher D. Maher

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$3,404,167	(2)	—		$5,598,312	(3)	—
Value of Continued Health and Welfare Benefits	53,688	(4)	—		53,688	(4)	—
Acceleration of Stock and Option Awards	—		600,956	(5)	1,601,010	(5)	$2,201,966	(5)
SERP Contribution	220,721	(6)	344,841	(6)	—		220,721	(6)
TOTAL	$3,678,576		$945,797		$7,253,010		$2,422,687

(1)	Executive would also receive benefits set forth under “Change in Control.”

(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.

(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.

(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.

(5)	Represents the value of accelerated vesting of: (i) 5,902 shares of restricted Company stock and stock options covering 98,710 shares of Company stock upon a change in control; (ii) 61,346 shares of restricted Company stock and stock options covering 129,280 shares of Company stock upon an involuntary or constructive termination following a change in control; and (iii) 67,248 shares of restricted Company stock and stock options covering 227,999 shares of Company stock upon death. Stock options that become vested are valued based on their option spread at the time of vesting (i.e., the difference between the fair market value of a share of common stock and the exercise price).

(6)	Mr. Maher’s SERP account balance was $220,721 as of December 31, 2019. In the event of his involuntary termination, constructive separation or death on that date, Mr. Maher (or his beneficiary in the event of his death) would be entitled to receive his account balance. In the event of a change in control of the Company on that date, Mr. Maher would be entitled to receive the sum of: (i) his account balance; and (ii) the present value of the scheduled contributions for the three years beginning after that date, discounted at the rate of 4%.

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Michael J. Fitzpatrick

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$1,254,167	(2)	—		$1,296,131	(3)	—
Value of Continued Health and Welfare Benefits	52,807	(4)	—		52,807	(4)	—
Acceleration of Stock and Option Awards	—		$143,056	(5)	337,891	(5)	$480,947	(5)
SERP Contribution	—		156,102	(6)	—		162,346	(7)
TOTAL	$1,306,974		$299,158		$1,686,829		$643,293

(1)	Executive would also receive benefits set forth under “Change in Control.”

(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.

(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.

(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.

(5)	Represents the value of accelerated vesting of: (i) 1,251 shares of restricted Company stock and stock options covering 21,000 shares of Company stock upon a change in control; (ii) 11,778 shares of restricted Company stock and stock options covering 55,515 shares of Company stock upon an involuntary or constructive termination following a change in control; and (iii) 13,029 shares of restricted Company stock and stock options covering 76,515 shares of Company stock upon death. Stock options that become vested are valued based on their option spread at the time of vesting (i.e., the difference between the fair market value of a share of common stock and the exercise price).

(6)	Represents the present value of the SERP contributions that would be required for the three years following the change in control, discounted at the rate of 4%.

(7)	Represents the sum of the remaining SERP contributions that would be required following the death of the executive.

Joseph J. Lebel III

					Involuntary or
	Involuntary or				Constructive
	Constructive		Change in		Termination following a
Payments and Benefits	Termination		Control		Change in Control(1)		Death
Cash Compensation	$1,433,333	(2)	—		$1,453,549	(3)	—
Value of Continued Health and Welfare Benefits	45,269	(4)	—		45,269	(4)	—
Acceleration of Stock and Option Awards	—		$247,425	(5)	1,027,303	(5)	$1,274,729	(5)
TOTAL	$1,478,602		$247,425		$2,526,121		$1,274,729

(1)	Executive would also receive benefits set forth under “Change in Control.”

(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.

(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.

(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.

(5)	Represents the value of accelerated vesting of: (i) 2,917 shares of restricted Company stock and stock options covering 48,000 shares of Company stock upon a change in control; (ii) 39,553 shares of restricted Company stock and stock options covering 113,058 shares of Company stock upon an involuntary or constructive termination following a change in control; and (iii) 42,470 shares of restricted Company stock and stock options covering 161,058 shares of Company stock upon death. Stock options that become vested are valued based on their option spread at the time of vesting (i.e., the difference between the fair market value of a share of common stock and the exercise price).

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Steven J. Tsimbinos

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$1,164,583	(2)	—		$1,510,515	(3)	—
Value of Continued Health and Welfare Benefits	53,456	(4)	—		53,456	(4)	—
Acceleration of Stock and Option Awards	—		$201,388	(5)	728,531	(5)	$929,919	(5)
TOTAL	$1,218,039		$201,388		$2,292,502		$929,919

(1)	Executive would also receive benefits set forth under “Change in Control.”

(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.

(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.

(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.

(5)	Represents the value of accelerated vesting of: (i) 5,105 shares of restricted Company stock and stock options covering 31,125 shares of Company stock upon a change in control; (ii) 27,855 shares of restricted Company stock and stock options covering 60,667 shares of Company stock upon an involuntary or constructive termination following a change in control; and (iii) 32,960 shares of restricted Company stock and stock options covering 91,792 shares of Company stock upon death. Stock options that become vested are valued based on their option spread at the time of vesting (i.e., the difference between the fair market value of a share of common stock and the exercise price).

Grace M. Vallacchi

Payments and Benefits	Involuntary or Constructive Termination		Change in Control	Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$1,164,583	(2)	—	$952,808	(3)	—
Value of Continued Health and Welfare Benefits	47,192	(4)	—	47,192	(4)	—
Acceleration of Stock and Option Awards	—		—	728,531	(5)	$728,531	(5)
TOTAL	$1,211,775		$—	$1,728,531		$728,531

(1)	Executive would also receive benefits set forth under “Change in Control.”

(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.

(3)	Represents an amount equal to two times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.

(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.

(5)	Represents the value of accelerated vesting of: (i) 27,855 shares of restricted Company stock and stock options covering 60,667 shares of Company stock upon an involuntary or constructive termination following a change in control; and (ii) 27,855 shares of restricted Company stock and stock options covering 60,667 shares of Company stock upon death. Stock options that become vested are valued based on their option spread at the time of vesting (i.e., the difference between the fair market value of a share of common stock and the exercise price).

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DIRECTOR COMPENSATION

The following table sets forth certain information regarding compensation earned by or paid to the Directors during the Company’s fiscal year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Steven E. Brady	75,000	29,988	—	—	430	105,418
Angelo Catania	85,000	29,988	—	—	2,975	117,963
Anthony R. Coscia	75,000	29,988	—	—	140	105,128
Michael D. Devlin	85,000	29,988	—	—	430	115,418
Jack M. Farris	80,000	29,988	—	—	1,914	111,902
Kimberly M. Guadagno	77,500	29,988	—	—	—	107,488
Nicos Katsoulis	75,000	29,988	—		—	104,988
John K. Lloyd	75,000	29,988	—	—	140	105,128
Diane F. Rhine(6)	52,500	29,988	—	—	2,975	85,463
Steven M. Scopellite	42,500	30,057	—		—	72,557
Mark G. Solow(6)	37,500	29,988	—	—	7,186	74,674
Grace C. Torres	85,000	29,988	—	—	140	115,128
John E. Walsh	105,000	29,988	—	965	2,975	138,928
Samuel R. Young(7)	75,000	29,988	—	—	430	105,418

(1)	Aggregate dollar amount of all fees earned or paid in cash for services as a Director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)	For awards of stock, the amounts presented above reflect the full grant date fair value. Each Director, with the exception of Mr. Scopellite received an award of 1,190 shares of restricted stock in 2019. Mr. Scopellite received an award of 1,165 shares when he was appointed to the Board in 2019. The grant date fair value of these stock awards is expensed over a five-year vesting period. Each of the Directors had the following number of shares of restricted stock unvested at the end of 2019: Mr. Brady, 2,687; Mr. Catania, 3,753; Mr. Coscia, 2,066; Mr. Devlin, 2,687; Mr. Farris, 3,753; Ms. Guadagno, 1,190; Mr. Katsoulis, 1,190; Mr. Lloyd, 2,066; Ms. Rhine, 3,753; Mr. Scopellite, 1,165; Mr. Solow, 0 shares as a result of the accelerated vesting of his 3,753 shares due to his retirement; Ms. Torres, 2,066, Mr. Walsh, 3,753 and Mr. Young, 2,687.

(3)	No grant of options was made to the Directors in 2019. Each of the Directors had vested and unvested options to purchase the following number of shares of Company common stock outstanding at the end of 2019: Mr. Brady, 46,446; Mr. Catania, 13,810; Mr. Coscia, 0; Mr. Devlin, 0; Mr. Farris, 0; Ms. Guadagno, 0; Mr. Katsoulis, 11,811, Mr. Lloyd, 0; Ms. Rhine, 13,810; Mr. Scopellite, 0; Mr. Solow, 7,000; Ms. Torres, 0; Mr. Walsh, 13,810; and Mr. Young, 16,434.

(4)	Reflects above-market or preferential earnings on non-tax-qualified deferred compensation.

(5)	Reflects cash dividend payments on vested restricted stock.

(6)	Denotes Directors whose tenure on the Board concluded during 2019. Ms. Rhine and Mr. Solow retired from the Board on May 29, 2019, with Ms. Rhine continuing her service to the Board as Director Emeritus. Ms. Rhine receives no fees as Director Emeritus, but her restricted stock and stock options continue to vest as per their original agreements.

(7)	Mr. Young retired from the Board on March 31, 2020.

Cash and Stock Retainers and Meeting Fees for Non-Employee Directors

The following tables set forth the applicable retainers and fees effective for 2019. Payments are paid annually to non-employee directors for their service on the Board of Directors of the Bank and the Board of Directors of the Company. If a director is not in compliance with the stock ownership levels required under the Guidelines for Directors, the Company and Bank retainers are paid in the form of Company stock.

	Annual Bank Retainer	Annual Company Retainer	Company Equity Grant(1)	Travel Expense Cap(2)
Regular Director	$35,000	$40,000	$30,000	$4,000
Committee Chair(3)	$5,000	$5,000	N/A	N/A
Lead Director	$10,000	$10,000	N/A	N/A

(1)	Paid in the form of restricted stock that vests 20% over a five-year period, starting one year after first granted.

(2)	Travel expenses reimbursed under Bank’s Travel Policy, with one night hotel accommodation in connection with Board Meeting considered eligible.

(3)	If the Committee is a joint Committee of the Bank and Company, the Chairperson retainer would be $10,000 in total. If the Committee is a Bank Committee only, the Chair retainer would be $5,000.

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In 2020, the Board changes its compensation structure to eliminate travel expense reimbursement and increase retainers as follows:

	Annual Bank Retainer	Annual Company Retainer	Company Equity Grant(1)
Regular Director	$45,000	$50,000	$50,000
Committee Chair(2)	$7,500	$7,500	N/A
Lead Director	$12,500	$12,500	N/A

(1)	Paid at the Director’s discretion in the form of restricted stock, stock options, or an equal mixture of both. All equity grants vest equally over a five year period, beginning one year after first granted.

(2)	If the Committee is a joint Committee of the Bank and Company, the Chairperson retainer would be $15,000 in total. If the Committee is a Bank Committee only, the Chair retainer would be $7,500.

Deferred Compensation Plan for Directors

The Bank maintains balances for prior year deferrals in a deferred compensation plan for the benefit of non-employee Directors. The Company is currently not accepting new contributions into this plan. The plan is a non-qualified arrangement that previously offered Directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating Director (the “Benefit Age”). The benefits equal the account balance of the Director annuitized over a period of time mutually agreed upon by the Bank and the Director, and then re-annuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the Director. The account balance equals deferrals and interest. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the “Stable Fund” investment option in the Bank’s qualified 401(k) Plan plus (ii) 250 basis points. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause, disability or termination of the plan by authorization of the Board of Directors.

Stock Ownership Guidelines

The Board maintains stock ownership Guidelines for non-employee directors similar to those for the NEOs. The Guidelines provide that each non-employee director shall own shares of the Company’s common stock with a market value of at least three times the value of the annual retainer received from the Company. Newly elected directors shall meet the Guidelines within three years of first being elected and qualified. For purposes of the Guidelines, the following shares count towards meeting the ownership requirements: (1) shares beneficially owned by the director and by immediate family members sharing the same household; (2) vested and unvested restricted stock awards; (3) shares acquired upon the exercise of stock options; and (4) shares held in trust where the director or an immediate family member is the beneficiary. Until the Guidelines are met, all retainers will be paid in Company stock, and a director must retain the net shares delivered upon the vesting of restricted share awards or the exercise of stock options. Once achieved, the ownership guidelines shall continue to be met during the period the director serves on the Board.

All of the Company’s directors were in compliance with the Stock Ownership Guidelines for 2019.

Hedging/Pledging Policy

As described in the Compensation Discussion & Analysis, the Company’s anti-hedging/pledging policy also applies to the Board of Directors. See “Compensation Discussion & Analysis– Hedging/Pledging Policy” for further information regarding this policy.

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COMPENSATION COMMITTEE REPORT

The following is the report of the Compensation Committee with respect to the Company’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2019: The

Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Company’s proxy statement for the Annual Meeting of Stockholders to be held on May 20, 2020.

The Human Resources/Compensation Committee

Jack M. Farris, Chair
Kimberly M. Guadagno
John K. Lloyd
Grace C. Torres

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No person serving as a member of the Compensation Committee, during the past fiscal year, is or was a current or former officer or employee of the Company or the Bank or engaged in certain transactions with the Company or the Bank that are required to be disclosed by Commission regulations. See “Transactions with Management—Other Transactions.” Additionally, there are no compensation committee “interlocks,” which generally means that no executive officer of the Company or the Bank served as a director or member of the compensation committee of another entity, one of whose executive officers serves as a Director or member of the Compensation Committee.

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Proposal 2	Advisory Vote on Executive Compensation

The Company’s executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve its corporate objectives and increase stockholder value. The Company believes that its compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of its stockholders. The Company also believes that the Company and its stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives each stockholder the opportunity to endorse or not endorse the compensation for the NEOs by voting to approve or not approve such compensation as described in this proxy statement.

The Company’s stockholders are being asked to approve, on a non-binding basis, the compensation of the Company’s NEOs as described in this proxy statement, namely, under “Compensation Discussion and Analysis” and the included tabular and narrative disclosure.

The Board of Directors urges stockholders to endorse the compensation program for the Company’s executive officers by voting FOR Proposal 2. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes that the compensation of the NEOs described herein is reasonable and appropriate and is justified by the performance of the Company.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, some of which are more fully discussed in the Compensation Discussion and Analysis (which stockholders are encouraged to read):

•	The Compensation Committee has designed compensation packages for the Company’s senior executives to be competitive with the compensation offered by those peers with whom it competes for management talent.

•	The Company’s compensation practices have not and do not include the abusive and short-term practices that have been prevalent at some large financial institutions. The Company’s compensation program does not encourage excessive and unnecessary risks that would threaten the value of the Company.

•	The Company’s compensation program is the result of a carefully reasoned, balanced approach, that considers the short-term and long-term interests of stockholders and safe and sound banking practices.

Please note that your vote is advisory and will not be binding upon the Board and may not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty by the Board. The Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

Required Vote

To be approved, Proposal 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Directors’ Recommendation

The Board of Directors recommends that you vote “FOR” Proposal 2, approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement, the accompanying compensation tables, and the related narrative disclosure.

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Proposal 3	Approval of the OceanFirst Financial Corp. 2020 Stock Incentive Plan

Background

On December 18, 2019, the Board of Directors of the Company adopted, subject to stockholder approval, the OceanFirst Financial Corp. 2020 Stock Incentive Plan (the “Stock Plan”). The Stock Plan is intended to, among other things, increase the number of shares of the Company’s common stock (“Shares”) authorized for issuance through equity awards. As of March 31, 2020, the Company had 38,919 Options available for issuance under the Company’s existing equity compensation plan, the 2011 Stock Incentive Plan, as amended by Amendment No. 1 during 2017 (the “2011 Stock Plan”). Pending approval of the Stock Plan, the Company will cease granting Awards under the 2011 Stock Plan; however, prior Awards will remain subject to the terms of the 2011 Stock Plan.

As of March 31, 2020, the Company had an aggregate of 2,986,819 options outstanding with a weighted average price of $16.31 and a weighted average term of 6.1 years, and an aggregate of 576,883 full value awards outstanding. Option and grants of restricted stock awards granted for the last three calendar years are as follows:

Year	Option Grants (Underlying Shares)	Restricted Stock Grants (Shares)	Weighted Average Basic Shares Outstanding (in thousands)
2019	461,407	249,651	50,166
2018	135,107	272,668	46,773
2017	335,150	69,175	32,113

The Stock Plan is proposed to provide sufficient Shares to cover new award grants to enable the Company to attract, retain and motivate employees and non-employee directors by providing for or increasing their economic interests in the success of the Company. The ability to grant equity awards in the future to attract people of experience and ability to serve the Company and its affiliates is critical to sustain the Company’s continued growth and success. The granting of equity awards advances the interests of the Company and its stockholders by providing employees and non-employee directors upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the Company to perform in a superior manner. For these reasons, the Company wishes to continue and enhance its equity awards program.

The Company is presenting the OceanFirst Financial Corp. 2020 Stock Incentive Plan for stockholder approval in the form attached hereto as Appendix A. The provisions of the Stock Plan are similar to the 2011 Stock Plan. The description below is a summary and qualified by reference to the full document, which should be read carefully.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the approval of the OceanFirst Financial Corp. 2020 Stock Incentive Plan.

The Board of Directors recommends that you vote “FOR” the approval of the OceanFirst Financial Corp. 2020 Stock Incentive Plan.

Material Terms of the Stock Plan

Type of Equity Awards. The Stock Plan provides for the grant of Non-Statutory Stock Options (“NSOs”), Incentive Stock Options (“ISOs” and together with NSOs, “Options”) within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (“Code”) and Stock Awards (collectively, “Awards”).

Administration. The Stock Plan will be administered by the Compensation Committee. Subject to the terms of the Stock Plan and resolutions of the Compensation Committee, the Compensation Committee interprets the Stock Plan and is authorized to make all determinations and decisions thereunder. The Compensation Committee also determines the participants to whom Awards will be granted, the type and amount of Awards that will be granted and the terms and conditions applicable to such grants.

Participants. All employees and non-employee directors of the Company and its subsidiaries to whom the Compensation Committee grants eligibility are eligible to participate in the Stock Plan. The Compensation Committee may also grant eligibility to consultants and other advisors to the Company in its discretion. It is anticipated that the class of Participants will be limited to directors and officers who are Senior Vice Presidents or more senior, similar to the current class of Participants under the 2011 Stock Plan. It is estimated that there will be approximately 75 participants.

Number of Shares of Common Stock Available. The Company has reserved 2,000,000 Shares for issuance in connection with Awards under the Stock Plan. In applying this limitation, the number of Shares covered by an Option shall count against the limitation

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on a one-for-one basis and the number of Shares associated with an Award other than an Option shall count against the limitation in a ratio of two and one-half (2.5) to one. In addition, Shares subject to Substitute Awards (as defined in the Stock Plan) shall not be counted against the share reserve.

Shares reserved under the Stock Plan may be either authorized but unissued Shares, or reacquired Shares held by the Company in its treasury. Upon the issuance of Shares used to satisfy Award grants, the number of Shares then-outstanding would increase and would have a dilutive effect on the holdings of existing stockholders. Any Shares subject to an Award that expires or otherwise terminates unexercised will generally again be available for issuance under the Stock Plan, except that the following Shares will not be available for issuance or reissuance under the Stock Plan:

•	Shares tendered by a Participant as full or partial payment for the exercise of an Option, and

•	Shares withheld by or otherwise remitted or repurchased to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on a Stock Award, the exercise of Options granted under the Stock Plan, or upon any other payment or issuance of Shares under the Stock Plan.

In addition, at least 95% of the Shares subject to Awards made under the Stock Plan must have a vesting period of at least one year, which cannot be waived by the Compensation Committee or reduced in an award agreement, except that an award agreement may permit acceleration on death or Disability, as defined in the Stock Plan (the “One Year Vesting Minimum”).

The maximum number of Shares with respect to which Options or Stock Awards may be granted to any individual during any one calendar year is 500,000 Shares. Notwithstanding the foregoing, the maximum number of Shares with respect to which Options or Stock Awards may be granted to any non-employee director during any one calendar year is 50,000 Shares.

Stock Option Grants. The Stock Plan permits the grant of ISOs to employees, and the grant of NSOs to employees and other eligible individuals. The exercise price of each ISO or NSO is determined by the Compensation Committee and will not be less than the fair market value of the Company’s common stock on the date the ISO or NSO is granted, as defined in the Stock Plan (or 110% of the fair market value of the Company’s common stock in the case of an ISO granted to a 10% stockholder of the Company), except in the case of limited substitute awards. The exercise price of an Option may generally be paid in cash, Shares or other property, by the surrender of all or part of the Option being exercised, by the immediate sale through a broker of the number of Shares being acquired sufficient to pay the purchase price, a “net exercise” as described in the Stock Plan, or by a combination of these methods, as and to the extent permitted by the Compensation Committee. No more than 500,000 Shares may be issued under the Stock Plan in connection with ISOs. In no event may an Option be exercised after the tenth anniversary of the date the Option was granted. Dividend and dividend equivalents are not paid on Options.

Financial Accounting Standards require the Company to recognize compensation expense for Options. Generally, the recognition of an expense equal to the grant date “fair value” of the Options granted is required. The accounting expense is partially offset by the Company’s anticipated tax deduction, if any, for the income realized when the option is exercised.

Unless approved by the Company’s stockholders, repricing Options is prohibited by the Stock Plan. Repricing means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option to lower its exercise price except in limited circumstances permitted in section 13 of the Stock Plan (which addresses certain changes in capitalization or other similar changes); (B) any other action that is treated as a repricing under generally accepted accounting principles; and (C) canceling an Option at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for cash, or another Option, Stock Award or other equity Award, unless the cancellation and exchange occurs in connection with an event set forth in section 13 of the Stock Plan. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

Under the Stock Plan, NSOs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; however, with approval of the Compensation Committee, a participant may transfer an NSO for no consideration to or for the benefit of one or more family members of the participant subject to limits imposed by the Compensation Committee. In the event of a participant’s death, NSOs may be transferred to the Participant’s designated beneficiary or, absent a designated beneficiary, to the Participant’s estate.

NSOs may become exercisable in full at the time of grant or at such other times and in such installments as the Compensation Committee determines or as may be specified in the Stock Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Compensation Committee or specified in the Stock Plan, which provides that a Participant may exercise NSOs as follows:

•	In the event of termination of employment other than for Cause (as defined in the Stock Plan), a Participant may exercise only those NSOs that were immediately exercisable at the date of termination and only for a period of three months following the date of such termination (or until the expiration date of the NSO, if sooner).

•	In the event of a termination of employment due to Retirement (as defined in the Stock Plan), a Participant may exercise only those NSOs that were immediately exercisable at the date of Retirement and only for a period of three years following the date of Retirement (or until the expiration date of the NSO, if sooner).

•	In the event of termination of employment due to death or Disability, all NSOs held by a Participant will become immediately exercisable and will remain exercisable for a period of one year following the date of such termination (or until the expiration date of the NSO, if sooner).

•	In the event of termination of employment for Cause, all rights with respect to a participant’s NSOs will expire immediately.

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The Compensation Committee may, at any time and without additional consideration, accelerate the date on which an NSO becomes exercisable, subject to the One Year Vesting Minimum.

Under the Stock Plan, ISOs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. In the event of a participant’s death, ISOs may be transferred to the Participant’s designated beneficiary or, absent a designated beneficiary, to the Participant’s estate.

ISOs may become exercisable in full at such times and in such installments as the Compensation Committee determines or as may be specified in the Stock Plan. ISOs may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Compensation Committee or specified in the Stock Plan, which includes the same provisions for ISOs in the event of termination as described above for NSOs. In no event may an ISO be exercised after the tenth anniversary of the date the ISO was granted; however, if at the time an ISO is granted to an employee who is a 10% stockholder of the Company, the ISO may not be exercised after the fifth anniversary of the date of the grant. The Compensation Committee may, at any time and without additional consideration, accelerate the date on which an ISO becomes exercisable.

Stock Awards. The Stock Plan also authorizes the granting of Stock Awards to employees, non-employee directors, and other eligible individuals. The Compensation Committee has the authority to determine the dates on which Stock Awards will vest, subject to the One Year Vesting Minimum. Stock Awards may only be made in whole Shares. Under the Amended Stock Plan the vesting of Stock Awards may also be made contingent upon the attainment of certain performance goals by the Company, which performance goals, if any, are established by the Compensation Committee.

The Stock Plan provides that Stock Awards generally will immediately vest upon a termination due to Retirement, death or Disability (subject to the One Year Vesting Minimum), and that all unvested Awards are forfeited in the event of termination of employment, other than for Retirement, death or Disability. The Compensation Committee may also accelerate the vesting of Stock Awards in its sole discretion, subject to the One Year Vesting Minimum.

Stock Awards under the Stock Plan are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; however, with approval of the Compensation Committee, a participant may transfer a Stock Award for no consideration to or for the benefit of one or more family members of the participant subject to limits imposed by the Compensation Committee. In the event of a participant’s death, Stock Awards may be transferred to the Participant’s designated beneficiary or, absent a designated beneficiary, to the Participant’s estate.

After vesting, Shares are distributed to the recipients of Stock Awards in accordance with the Stock Plan, and the recipients of Stock Awards also receive a cash payment equal to the aggregate amount of dividends (if any) earned on the vested Stock Awards (without interest) from the period beginning on the grant date of the Stock Award and ending on the vesting date.

Prior to vesting, recipients of Stock Awards may direct the voting of Shares of the Company’s common stock granted to them and held in trust. Shares held by in trust which have not been allocated or for which voting has not been directed are voted by the trustee in the same proportion as the awarded Shares are voted in accordance with the directions given by all recipients of Stock Awards.

Performance-Based Stock Awards

The Compensation Committee may grant Stock Awards that are subject to the achievement of performance goals as may be determined by the Compensation Committee. Consistent with past practice, the Compensation Committee will, in writing and no later than 90 days after the commencement of the applicable fiscal year or other period of service, (a) designate one or more recipients, (b) select the performance criteria applicable to the performance period, (c) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period, and (d) specify the relationship between performance criteria and the performance goals and the amounts of such Stock Awards, as applicable, to be earned by each recipient for the performance period.

The list of performance criteria that may be used to establish performance goals include the following:

(1)	earnings per share (basic or diluted);*
(2)	net income;*
(3)	return on average equity;*
(4)	return on average assets;”
(5)	core earnings;*
(6)	stock price;
(7)	total shareholder return;
(8)	operating income;
(9)	operating efficiency ratio;
(10)	net interest rate spread;
(11)	loan production volumes;
(12)	non-performing loans;
(13)	regulatory capital ratios;
(14)	cash flow;
(15)	deposit levels;
(16)	customer satisfaction scores;
(17)	stockholders’ equity (in the aggregate or on a per basis);
(18)	tangible stockholders’ equity (in the aggregate or on a per basis);
(19)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

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(20)	enterprise risk metrics, consisting of one or more goals related to cybersecurity, interest rate risk, liquidity risk and regulatory compliance; and
(21)	any other performance criteria established by the Committee.

Performance criteria listed above and indicated with an asterisk may be established on the basis of reported earnings or cash earnings. In addition, performance criteria may be measured on an absolute and/or relative basis, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies.

Following the completion of each performance period, the Compensation Committee will determine whether the applicable performance goals have been achieved for the performance period. No Stock Award or portion thereof that is subject to the satisfaction of any condition is considered to be earned or vested until the Compensation Committee determines that the conditions to which the distribution, earning or vesting of the Stock Award is subject have been achieved.

Effect of a Change in Control. In the event of a Change in Control (as defined in the Stock Plan), each outstanding Award under the Stock Plan will not automatically vest, but instead may become vested as provided below:

To the extent that the Bank, the Company, or a successor corporation, parent or subsidiary of a successor corporation agrees to pay cash or other property in exchange for the cancellation of outstanding NSOs or ISOs, or in exchange for a Stock Award, the cash will not be paid until the Award would otherwise become vested under the terms of the Stock Plan, but will be paid immediately after vesting (without interest).

If an Award remains outstanding or is replaced by a comparable Award issued by a successor corporation or a parent or subsidiary thereof, the replacement Award will vest on the same schedule as the original Award.

If an Award is unvested as of the date of the Change in Control because performance criteria or performance goals have not been satisfied for a performance period that would expire after the date of the Change in Control, subject to the One Year Vesting Minimum, the Compensation Committee may approve pro rata vesting of the Award based on the extent of satisfaction of the performance goals and performance criteria through the portion of the performance period ending on the date of the Change in Control. Any remaining unvested portion of the Award will be cancelled. If the Compensation Committee does not approve pro rata vesting, then any vesting of such an Award will be determined at the end of the performance period.

Notwithstanding the foregoing provisions, if a Participant’s employment is involuntarily terminated in connection with or following a Change in Control (other than a termination for Cause), or if the Participant terminates employment for good reason (as defined in the Participant’s employment agreement if applicable, or otherwise in accordance with regulations under section 409A of the Code), then: (subject to the One Year Vesting Minimum):

•	For ISOs and NSOs, (i) any unvested Awards held by the Participant as of his or her termination date will become vested and will be exercisable for the remainder of the term of the Award, (ii) the general time limits on exercise after termination will not apply, (iii) the performance goals and performance criteria will be deemed fully satisfied, and (iv) any payment of cash or property for the cancellation of the Award will become vested and payable.

•	For Stock Awards, (i) any unvested Shares will become vested and (ii) any performance goals and performance criteria will be deemed fully satisfied.

In order to receive the foregoing treatment, the Participant’s termination of employment must occur no later than 24 months following the Change in Control.

Adjustments for Change in Capitalization. The Stock Plan provides that in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation of a subsidiary, affiliate or division or similar event affecting the Company, the Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the share limitations described above and the purchase price and number of shares subject to outstanding equity or equity-based Awards.

Term of the Stock Plan. The Stock Plan will only be effective if the Stock Plan is approved by the stockholders of the Company. If the Stock Plan is approved, it will be effective on the date of approval. The Stock Plan will expire, with respect to the ability to grant Awards, on the tenth anniversary of the effective date, unless terminated sooner by the Board.

Amendment of the Stock Plan. The Stock Plan allows the Board to amend the Stock Plan without stockholder approval, unless such approval is required to comply with a tax law or regulatory requirement. In no event, however, will the Stock Plan or an Award be amended to allow any Option to be granted with an exercise price below the fair market value of the common stock on the date of grant or to allow the exercise price of any Option previously granted to be reduced subsequent to the date of Award.

Forfeiture; Clawbacks. Awards under the Stock Plan are subject to cancellation, right of reimbursement, and recoupment in accordance with any Company policies that may be adopted from time to time (the “Clawback Policy”), including, without limitation, the recoupment policy of the Bank, any policy intended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations thereunder, and any stock exchange listing requirement. In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Stock Plan or an Award Agreement, in accordance with the Clawback Policy.

U.S. Federal Income Tax Consequences. The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Stock Plan and with respect to the sale of the Company’s common stock acquired under the Stock Plan. This description is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences. For precise advice on a specific transaction or set of circumstances, Participants should consult with their own tax and legal advisors.

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Incentive Stock Options and Non-Statutory Stock Options

There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or an NSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will generally not recognize any income and the Company will not be entitled to any deduction (although the exercise of an ISO may subject the participant to the alternative minimum tax). Generally, if the optionee disposes of Shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the Shares are disposed of after the two-year and one-year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

On exercise of an NSO, the excess of the date-of-exercise fair market value of the Shares acquired over the Option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of Shares acquired upon the exercise of an NSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

Stock Awards

For Stock Awards, a recipient is generally not treated as receiving taxable income at the time the Aaward is granted, unless the participant makes an election under section 83(b) of the Code to be taxed at that time. If a section 83(b) election is made, the Participant will be deemed to receive ordinary income at the time of the grant, in an amount equal to the excess of the fair market value of the Shares at that time over the amount (if any) paid for the Shares. If no section 83(b) election is made, the recipient is deemed to receive ordinary income equal to the fair market value of the underlying Shares on the date the restrictions lapse minus the amount (if any) paid for the Shares. The Stock Plan permits the Compensation Committee to prohibit a Participant from making a section 83(b) election in the applicable award agreement.

Section 162(m)

Generally, the Company is entitled to a deduction for federal income tax purposes equal to the amount of any ordinary income the Participant recognizes; however, section 162(m) of the Code generally disallows a public Company’s tax deduction for compensation in excess of $1 million paid in any taxable year to a Covered Employee.

Other Tax Considerations

The Company intends that Awards will be exempt from the requirements of section 409A of the Code regarding nonqualified deferred compensation, or will comply with the requirements of section 409A. However, if an Award is subject to and fails to comply with section 409A, it could be subject to a 20% penalty tax, plus interest, on the Participant.

A Participant who receives accelerated vesting, exercise, or payment of an Award that is contingent on or in connection with a change in control may be deemed to receive an “excess parachute payment” under section 280G of the Code. If such an excess parachute payment is received, the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction for such payments.

New Plan Benefits

For the 2020 equity awards, the Compensation Committee granted our NEOs, executive officers and other officers Awards, contingent on shareholder approval of the Stock Plan, composed of performance-based Stock Awards, time-vested Stock Awards, and Options. The award levels and vesting schedules were determined based on various factors, including prevailing market conditions, performance and responsibilities of individual executives, current pay levels, the amount of awards previously granted and the 2019 MA Report.

Set forth below is an outline of the Awards to be awarded to our NEOs, executive officers and other officers under the Stock Plan following shareholder approval of this plan at the annual meeting.

New Plan Benefits

OceanFirst Financial Corp. 2020 Stock Incentive Plan

Name and position	Number of Performance-Based Stock Awards(1)	Number of Time-Vested Stock Awards(2)	Number of Options(3)
Christopher D. Maher Chairman, President and CEO of the Company and the Bank	36,695	7,950	166,380
Michael J. Fitzpatrick Executive Vice President and CFO of the Company and the Bank	—	3.669	76,791
Joseph J. Lebel, III Executive Vice President and Chief Banking Officer of the Bank	24,460	7,340	153,585

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Name and position	Number of Performance-Based Stock Awards(1)	Number of Time-Vested Stock Awards(2)	Number of Options(3)
Steven J. Tsimbinos Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank	12,230	3,670	76,790
Grace M. Vallacchi Executive Vice President, Chief Risk Officer of the Company and the Bank	12,230	3,670	76,790
Total – Executive Group (7 people)	103,960	31,804	665,521

With respect to non-employee directors, Awards are generally granted to non-employee directors as the Compensation Committee determines appropriate. As of the date of this proxy statement, no specific determinations have been made regarding any future grants to non-employee directors under the Stock Plan.

(1)	The restriction on these Shares will lapse in the event the Company achieves the performance criteria selected by the Compensation Committee during the 5-year performance period ending December 31, 2024. The Award contains a threshold, target, and maximum level of performance with respect to each criteria selected.

(2)	The restrictions will lapse with respect to 20% of these Stock Awards each year until fully vested, with the exception of Mr. Fitzpatrick’s award, whose restriction will lapse with respect to 33.3% to his Stock Award each year until fully vested.

(3)	These Options will vest 20% each year until fully vested, with the exception of Mr. Fitzpatrick’s option award, which vests 33.3% each year until fully vested.

Impact if the 2020 Stock Incentive Plan is not Adopted

If Proposal 3 is not adopted, the 2020 Stock Incentive Plan will be null and void, all awards granted under it, including those described in the New Plan Benefits Table above, will terminate, and the 2011 Stock Incentive Plan will continue in effect and the shares remaining thereunder will be available for grant.

Required Vote

The Board of Directors unanimously approved and adopted the 2020 Stock Incentive Plan, subject to shareholder approval. Accordingly, to be approved, Proposal 3 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Directors’ Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal 3, approval and adoption of the 2020 Stock Incentive Plan.

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Proposal 4	Ratification of Appointment of the Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019 was KPMG LLP. The Audit Committee reappointed KPMG LLP to continue as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020, subject to ratification of such appointment by the stockholders. If stockholders do not ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, the Audit Committee may, but is not required to, consider other independent registered public accounting firms.

Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2019 and December 31, 2018 by KPMG LLP:

	2019	2018
Audit fees	$1,185,000	$1,484,000
Audit-related fees(1)	495,000	330,000
Tax Services(2)	113,000	76,100
	$1,793,000	$1,890,100

(1)	Audit-related fees are excluded from “Audit Fees” because the services were not required for reporting on the Company’s consolidated financial services. Such fees are principally related to acquisition-related services, accounting standard implementation, and audit procedures related to the U.S. Department of Housing and Urban Development (HUD) reporting requirements.

(2)	Consists of tax filing and tax-related compliance and other advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its Charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation. The Audit Committee believes that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

During the year ended December 31, 2019, 100% of the audit related fees, tax related fees and other fees set forth above were approved by the Audit Committee.

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Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Director of Internal Audit reports directly to the Audit Committee. The Director of Internal Audit submitted and implemented an internal audit plan for 2019.

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the conformity of these financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

The Audit Committee reviewed and discussed the annual financial statements with management and the Company’s independent registered public accounting firm. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the independent registered public accounting firm regarding their independence as required under applicable standards for independent registered public accounting firms of public companies. The Audit Committee discussed with the independent registered public accounting firm the contents of such materials, their independence and additional matters required under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm was independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee
Grace C. Torres, Chair
Angelo Catania
John E. Walsh

Required Vote

To be approved, Proposal 4 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Directors’ Recommendation

The Board of Directors recommends that you vote “FOR” Proposal 4, the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

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TRANSACTIONS WITH MANAGEMENT

Loans and Extensions of Credit

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by a bank to its executive officers and directors as long as they are made in compliance with federal banking regulations. The Bank’s policies require that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock, and affiliates thereof, contain terms no less favorable to the Bank than could have been obtained by it in arm’s length negotiations with unaffiliated persons and must be prior approved by a majority of the entire Board of Directors of the Bank, with any person having any interest in the transaction abstaining. All loans made by the Bank to its executive officers and directors were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Notwithstanding the above, the Bank offers to executive officers certain loans on terms not available to the public but available to all other full-time employees, as permitted under federal banking regulations. The Bank has a policy of providing mortgage, home equity and auto loans to officers and employees who have completed one year of service, at a rate that is 1% below the Bank’s prevailing rate for the specific type of loan. The following chart reflects loans outstanding to executive officers and immediate family members sharing the same household as the executive officer, which were made at the discounted interest rate and which exceed $120,000 in the period presented. The information is presented as of December 31, 2019:

OCEANFIRST BANK CREDIT EXTENSIONS TO INSIDERS AS OF DECEMBER 31, 2019

Name	Position	Loan Type	Largest Amount of Principal Outstanding In 2019	Principal Outstanding As of December 31, 2019	Principal Paid In 2019	Interest Paid In 2019	Current Rate
Joseph R. Iantosca	Former Executive Vice President, Chief Information Officer of the Bank	First Mortgage	$402,329	$0	$402,329	$2,321	3.875%
Joseph J. Lebel III	Executive Vice President, Chief Operating Officer of the Bank	First Mortgage	$334,212	$311,844	$22,368	$7,296	2.25%
Angela Ho	Senior Vice President, Chief Accounting Officer	First Mortgage	$447,453	$431,763	$15,690	$11,528	2.625%

Other Transactions

The Board of Directors has placed a moratorium on any other transactions between the Company and Bank and any director, their family members or affiliated entities. Other than routine banking transactions in the ordinary course of business, no such transactions took place in 2019, with the exception of Mr. Coscia’s law firm, Windels Marx Line & Mittendorf LLP, which from time to time has represented the Company. Such representations were approved by the Board and fees paid were on an arms-length basis and amounted to approximately $46,120.

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ADDITIONAL INFORMATION

This proxy statement is being furnished to stockholders of the Company and the Bank in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on Wednesday, May 20, 2019, at 9:00 a.m., Eastern time, at OceanFirst Bank Administrative Offices, 110 West Front Street, Red Bank, New Jersey 07701, and at any adjournment or postponement of the Annual Meeting. The Annual Report of Stockholders, including the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2019 accompanies this proxy statement. This proxy statement is first being mailed to record holders on or about April 22, 2020.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Annual Meeting

You are entitled to vote your shares of the Company’s common stock only if the records of the Company show that you held your shares as of the close of business on April 3, 2020. As of the close of business on that date, a total of 59,145,815 shares of the Company’s common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in the Fourth Article of the Company’s Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock are not entitled to any vote in respect of the shares held in excess of this limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the limit supply information to the Company to enable the Board of Directors to implement and apply the limit.

Attending the Annual Meeting

If you are a beneficial owner of the Company’s common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares. The Company intends to hold its Annual Meeting in person. However, we are actively nominating the coronavirus (COVID-19) and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as possible, which may include holding the Annual Meeting solely by means of remote communication. Please monitor the Company’s website at oceanfirst.com for updated information. If you are planning to attend the Annual Meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Quorum and Vote Required

The Annual Meeting will be held only if there is a quorum. A majority of the outstanding common shares entitled to vote and represented at the Annual Meeting constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and casts an “uninstructed” vote.

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Proposal	Voting Choices and Board Recommendation	Voting Standard
Proposal 1 – Election of Directors	• vote in favor of all nominees, • withhold votes as to all nominees or • withhold votes as to a specific nominee. The Board of Directors recommends the votes “FOR” each of the nominees for director.	Plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. There is no cumulative voting for the election of directors.
Proposal 2 – Advisory Vote on Executive Compensation

•   vote in favor,

•   vote against or

•   abstain from voting.

The Board of Directors recommends the vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials.

Majority of the votes cast
Proposal 3 – approval of the 2020 Stock Incentive Plan	• vote in favor, • vote against or • abstain from voting. The Board of Directors recommends the vote “FOR” the approval of the 2020 Stock Incentive Plan	Majority of the votes cast
Proposal 4 – ratification of the appointment of KPMG LLP as the independent registered public accounting firm	• vote in favor, • vote against or • abstain from voting. The Board of Directors recommends the vote “FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm.	Majority of the votes cast

Effect of Broker Non-Votes and Abstentions
Proposal 1 – Election of Directors	• Broker non-votes may not be counted as votes cast • Withheld votes will have no effect on the outcome of the election
Proposal 2 – Advisory Vote on Executive Compensation	• Broker non-votes will not be counted as votes cast and will have no effect on voting of the proposal • Abstentions will have the same effect as a vote against the proposal
Proposal 3 – Approval of the 2020 Stock Incentive Plan	• Broker non-votes will not be counted as votes cast and will have no effect on voting of the proposal • Abstentions will have the same effect as a vote against the proposal
Proposal 4 – ratification of the appointment of KPMG LLP as the independent registered public accounting firm	• Broker non-votes will not be counted as votes cast and will have no effect on voting of the proposal • Abstentions will have the same effect as a vote against the proposal

Voting by Proxy; Revocation of Proxy; Board Recommendations

This proxy statement is being sent to you by the Company’s Board of Directors for the purpose of requesting that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the Annual Meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting in order to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your Company common stock may be voted by the persons named in the proxy card on the new meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a later dated and signed proxy card, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee, that accompanies this proxy statement.

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Participants in OceanFirst Financial Corp.’s and OceanFirst Bank’s Benefit Plans

Participants in the OceanFirst Bank Employee Stock Ownership Plan (the “ESOP”) and the OceanFirst Bank Retirement Plan (the “401(k) Plan) will receive a voting instruction form for each plan that reflects all shares they may vote under the particular plan. Under the terms of the ESOP, the trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of the Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares of Company common stock for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan and Sun 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock in the plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which such trustee received timely voting instructions. The deadline for returning voting instructions to each plan’s trustee is May 14, 2020.

IF YOU HAVE ANY QUESTIONS ABOUT VOTING, PLEASE CONTACT THE COMPANY’S PROXY SOLICITOR, GEORGESON LLC, BY CALLING TOLL FREE AT (866) 628-6079.

Stockholder Proposals

In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s administrative offices at 110 West Front Street, Red Bank, New Jersey 07701, no later than December 21, 2020. If next year’s Annual Meeting is held on a date more than 30 calendar days from May 20, 2021, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation material for such Annual Meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Commission.

Stockholder Nominations

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the Annual Meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the Annual Meeting was mailed to stockholders or prior public disclosure of the meeting date was made. Stockholders must comply with the Company’s procedures to be followed by stockholders to submit a recommendation of a director candidate. See “Leadership Committee Procedures as to Director Nominations.” A copy of the full text of the Bylaw provisions discussed above may be obtained by writing the Corporate Secretary at 110 West Front Street, Red Bank, New Jersey 07701.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chair of the Audit Committee, Grace C. Torres, at the Company’s address. Other communications to the Board of Directors may be made to the Corporate Secretary at the Company’s address. Communications to individual directors may be made to such director at the Company’s address.

In addition, the Board of Directors encourages directors to attend the Annual Meeting of Stockholders. All directors then appointed, with the exception of Mr. Lloyd, attended the Annual Meeting of Stockholders held on May 29, 2019.

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MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. The Company will pay Georgeson Inc., a proxy solicitation firm, a fee of $8,500 plus expenses to assist the Company in soliciting proxies.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on April 3, 2020. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 20, 2020

The proxy statement and Annual Report to Stockholders are available on the Company’s website (www.oceanfirst.com).

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission may be accessed through the Company’s website (www.oceanfirst.com). A copy of the Form 10-K (without exhibits) will be furnished without charge to persons who were stockholders as of the close of business on April 3, 2020 upon written request to Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 110 West Front Street, Red Bank, New Jersey 07701.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce the printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of the Annual Report and proxy statement, you can request householding by contacting your broker or other holder of record.

By Order of the Board of Directors

Steven J. Tsimbinos
Corporate Secretary
Red Bank, New Jersey
April 22, 2020

You are cordially invited to the Annual Meeting of Stockholders in person. However, we are actively monitoring the coronavirus (COVID-19) and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as possible, which may include holding the Annual Meeting solely by means of remote communication. Please monitor the Company’s website at oceanfirst.com for updated information. If you are planning to attend the Annual Meeting, please check the website one week prior to the meeting date. Whether or not you plan to attend the Annual Meeting, you are requested to sign, date, and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or vote your shares electornically or by phone by following the voting instructions printed on the proxy card. If you plan on attending or have any questions, please contact Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 110 West Front Street, Red Bank, New Jersey 07701.

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Appendix A	OceanFirst Financial Corp. 2020 Stock Incentive Plan

1.	DEFINITIONS

(a)	“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Holding Company, as such term is defined in sections 424(e) and 424(f) of the Code.

(b)	“Award” means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options, or Stock Awards.

(c)	“Award Agreement” means a written or electronic agreement evidencing and setting forth the terms of an Award.

(d)	“Bank” means OceanFirst Bank, Red Bank, N.A., New Jersey.

(e)	“Board of Directors” means the board of directors of the Holding Company.

(f)	“Change in Control” means the earliest to occur of any of the following events:

(i)	any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 51% or more of the Bank’s or the Holding Company’s outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax qualified employee benefit plan of the Bank or Holding Company;

(ii)	individuals who constitute the Board of Directors of the Holding Company on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company’s stockholders was approved by a Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

(iii)	a reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction is consummated unless the persons who were the beneficial owners of the outstanding Shares of the Holding Company immediately before the consummation of such transaction beneficially own more than 51% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction.

Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code section 409A and would not otherwise comply with Code section 409A, a “Change in Control” shall occur only to the extent that the triggering event constitutes a “change in control event” under Code section 409A and the Treasury Department regulations thereunder.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means the committee designated by the Board of Directors, pursuant to Section 2 of the Plan to administer the Plan.

(i)	“Common Stock” means the Common Stock of the Holding Company, par value, $.01 per share.

(j)	“Date of Grant” means the effective date of an Award.

(k)	“Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him or, in the case of an Outside Director, to serve on the Board provided in each case that the inability qualifies as a “disability” within the meaning of Treas. Reg. § 1.409A-3(i) (4). Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant’s lifetime.

(l)	“Disaffiliation” means an organization ceasing to be an Affiliate (within the meaning of Section 1(a) hereof) for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale).

(m)	“Employee” means any person employed by the Holding Company or an Affiliate, including a director of the Holding Company or an Affiliate who is also employed by the Holding Company or an Affiliate.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)	“Exercise Price” means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.

(p)	“Fair Market Value” on any date means the market price of Common Stock, determined by the Committee as follows:

(i)	If the Common Stock was traded on the date in question on the NASDAQ Stock Market, then the Fair Market Value shall be equal to the closing price reported for such date;

(ii)	If the Common Stock was traded on an established stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

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(iii)	If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

(q)	“Holding Company” means OceanFirst Financial Corp.

(r)	“Incentive Stock Option” means a stock option granted to a Participant pursuant to Section 7 of the Plan that is intended to meet the requirements of section 422 of the Code.

(s)	“Non-Statutory Stock Option” means a stock option granted to a Participant pursuant to Section 6 of the Plan that is not intended to qualify, or does not qualify, as an Incentive Stock Option.

(t)	“Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

(u)	“Outside Director” means a member of the Board of Directors of the Holding Company or an Affiliate or a director emeritus of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate.

(v)	“Participant” means any person who holds an outstanding Award.

(w)	“Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. For any given Performance Period, the Committee shall, within the period established under paragraph (z) hereof, set one or more objective Performance Criteria for each Participant and/or each group of Participants. The Performance Criteria that will be used to establish Performance Goals may include, but are not limited to, one or more of the following:

(i)	earnings per share (basic or diluted);*

(ii)	net income;*

(iii)	return on average equity;*

(iv)	return on average assets;*

(v)	core earnings;*

(vi)	stock price;

(vii)	total shareholder return;

(viii)	operating income;

(ix)	operating efficiency ratio;

(x)	net interest rate spread;

(xi)	loan production volumes;

(xii)	non-performing loans;

(xiii)	regulatory capital ratios;

(xiv)	cash flow;

(xv)	deposit levels;

(xvi)	customer satisfaction scores;

(xvii)	stockholders’ equity (in the aggregate or on a per basis);

(xviii)	tangible stockholders’ equity (in the aggregate or on a per basis);

(xix)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

(xx)	enterprise risk metrics, consisting of one or more goals related to cybersecurity, interest rate risk, liquidity risk and regulatory compliance; and

(xxi)	any other performance criteria established by the Committee.

*Performance Criteria indicated with an asterisk may be established on the basis of reported earnings or cash earnings.

Performance Criteria may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performances of the Holding Company and/or the past or current performance of other companies.

(x)	“Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Holding Company performance or the performance of the Bank, an Affiliate, a division or business unit of the Holding Company, the Bank or other Affiliate, or an individual. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, including, but not limited to, extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/ or in management’s discussion and analysis of financial condition and results of operations appearing in the Holding Company’s annual report to shareholders for the applicable year, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Holding Company, or the financial statements of the Holding Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(y)	“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

(z)	“Plan” means this OceanFirst Financial Corp. 2020 Stock Incentive Plan, as may be amended from time to time.

(aa)	“Retirement” with respect to an Employee means termination of employment which constitutes retirement under any tax-qualified plan maintained by the Holding Company or the Bank. However, unless the Committee determines otherwise, “Retirement” will be deemed

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not to have occurred for purposes of this Plan if the Participant continues to serve as a consultant to or on the Board of Directors of the Holding Company or one or more of its Affiliates even if such Participant is receiving retirement benefits under any retirement plan of the Holding Company or its Affiliates. With respect to an Outside Director, “Retirement” means the termination of service from the respective boards of directors of the Holding Company or its Affiliates following written notice to the respective board of directors as a whole of such Outside Director’s intention to retire, except that, unless the Committee determines otherwise, an Outside Director shall be deemed not to have retired for purposes of this Plan in the event he continues to serve as a consultant to the board or as an advisory director or director emeritus.

(bb)	“Share” means a share of Common Stock.

(cc)	“Stock Award” means an Award granted to a Participant pursuant to Section 8 of the Plan.

(dd)	“Substitute Award” has the meaning set forth in Section 4(h).

(ee)	“Termination for Cause” shall mean, in the case of an Outside Director, removal from the Board of Directors or, in the case of an Employee, termination of employment, in both such cases as determined by the Board of Directors, because of the Participant’s personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or any other grounds provided for under employment policies, as amended from time to time, of the Holding Company or its Affiliates.

2.	ADMINISTRATION

(a)	The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be “disinterested” only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Holding Company or an Affiliate who need not be disinterested, that may grant Awards and administer the Plan with respect to Employees, Outside Directors, and other individuals who are not considered officers or directors of the Holding Company under Section 16 of the Exchange Act.

(b)	The Committee shall have the sole and complete authority to:

(i)	determine the Employees and Outside Directors to whom Awards are granted, the type and amounts of Awards to be granted and the time of all such grants;

(ii)	determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

(iii)	interpret and construe the Plan and all Award Agreements;

(iv)	prescribe, amend and rescind rules and regulations relating to the Plan;

(v)	determine the content and form of all Award Agreements;

(vi)	determine all questions relating to Awards under the Plan, including whether any conditions relating to an Award have been met;

(vii)	consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or amend the exercise date or dates thereof, provided that the Committee shall not have any discretion or authority to make changes or to “reprice” any Option within the meaning of Section 16(c) hereof;

(viii)	determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of the Participant’s employment for the purpose of the Plan or any Award;

(ix)	maintain accounts, records and ledgers relating to Awards;

(x)	maintain records concerning its decisions and proceedings;

(xi)	employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

(xii)	do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

The Committee’s determinations under the Plan shall be final and binding on all persons.

(c)	Each Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Holding Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted, (ii) the Exercise Price of any Option, (iii) the number of Shares subject to the Award; (iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon Shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Holding Company or an Affiliate and to cause them to be delivered to the recipients of Awards.

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(d)	The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the Board of Directors and/or officers of the Holding Company; provided, however, that the Committee may not delegate its authority or power with respect to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person.

(e)	The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the satisfaction of any Performance Goals.

3.	TYPES OF AWARDS AND RELATED RIGHTS

The following types of Awards may be granted under the Plan:

(a)	Non-Statutory Stock Options;

(b)	Incentive Stock Options; and

(c)	Stock Awards.

4.	STOCK SUBJECT TO THE PLAN

(a)	General Limitation. Subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares reserved for issuance in connection with Awards under the Plan is 2,000,000 Shares.

(b)	Individual Limitations. Subject to adjustment as provided in Section 13 of the Plans, the maximum number of Shares with respect to which Options or Stock Awards may be granted to any individual during any one calendar year is 500,000 Shares (50,000 Shares in the case of an Outside Director).

(c)	Incentive Stock Option Limitation. Subject to adjustment as provided in Section 13 of the Plan, no more than 25% of the maximum number of shares under Section 4(a) Shares reserved for issuance in connection with Awards may be issued under the Plan in connection with Incentive Stock Options.

(d)	Share Counting. In applying the limitations of Sections 4(a), 4(a)and 4(b) above, the following rules shall apply:

(i)	the number of Shares covered by an Option shall count against the limitations; and

(ii)	the number of Shares associated with Awards other than Options shall count against the limitations in a ratio of 2.5 to one. Thus, a Stock Award covering 100 Shares will count as 250 Shares for purposes of applying the limitations.

(e)	Share Recycling. Shares that have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that Shares covered by an Award (or portion of an Award) that is forfeited, cancelled or expired shall be deemed not to have been issued for the purposes of determining the maximum number of Shares that may be issued under the Plan under Section 4(a). For the avoidance of doubt, the following Shares shall not become available for issuance or reissuance under the Plan:

(i)	Shares tendered by a Participant as full or partial payment to the Holding Company upon exercise of an Option, including Shares tendered by means of a “net exercise” as described in Section 9;

(ii)	Shares withheld to pay taxes; and

(iii)	Shares repurchased by the Holding Company using option exercise proceeds.

(f)	Nature of Shares. Shares issued under the Plan may be either authorized but unissued Shares or authorized Shares previously issued and acquired or reacquired by the Holding Company.

(g)	Minimum Vesting Period. Notwithstanding Section 2, except as hereinafter provided, at least 95 percent of the Shares subject to Awards made under the Plan shall require a vesting period of at least one year, which requirement may not be waived by the Committee or reduced by an Award Agreement except in the case of the Participant’s death or Disability.

(h)	Substitute Awards. To the extent permitted by applicable securities law or any rule of the securities exchange on which the Shares are then listed or traded, the Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate under the circumstances, grant Substitute Awards under the Plan. For purposes of this Section, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Employees or Outside Directors or consultants to the Holding Company or an affiliate as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Holding Company or an Affiliate or the acquisition by the Holding Company or an Affiliate of property or stock of the Acquired Entity (provided such persons held such awards immediately prior to such merger, consolidation, acquisition or combination) in order to preserve for the grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve such preservation of economic value. Substitute Awards shall not be counted against the limitation in Section 4(a) on the maximum number of Shares reserved for issuance, but any Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against of the limitation in under Section 4(b) on maximum number of Incentive Stock Options that can be issued under the Plan.

5.	ELIGIBILITY

Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to consultants and advisors of the Holding Company or an Affiliate.

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6.	NON-STATUTORY STOCK OPTIONS

The Committee may, subject to the limitations of this Plan and the availability of Shares reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)	Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option which shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing provisions of this Section to the contrary, in the case of a Non-Statutory Stock Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such Fair Market Value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares, and that the grant of the Substitute Award otherwise satisfies the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D).

(b)	Terms of Non-Statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than 10 years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option, including, but not limited to, the attainment of any Performance Goals. Shares underlying each Non-Statutory Stock Option may be purchased, in whole or in part, by the Participant at any time during the term of such Non-Statutory Stock Option, after such Option becomes exercisable. A Non-Statutory Stock Option may not be exercised for fractional shares.

(c)	Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three months following the date of such termination, or, if sooner, the expiration of term of the Non-Statutory Stock Option.

(d)	Termination of Employment or Service (Retirement). Subject to the one-year minimum vesting provision in Section 4(g), unless otherwise determined by the Committee, in the event of a Participant’s Retirement, a Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of three years following the date of Retirement, or, if sooner, the expiration of term of the Non-Statutory Stock Option.

(e)	Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of one year following the date of such termination, or, if sooner, the expiration of term of the Non-Statutory Stock Option.

(f)	Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, in the event of a Participant’s Termination for Cause, all rights with respect to the Participant’s Non-Statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.

(g)	Effect of Change in Control.

(i)	In the event of a Change in Control, unvested Non-Statutory Stock Options shall not automatically vest but may become vested as provided in paragraphs (ii), (iii), (iv) or (v) below, whichever occurs first.

(ii)	To the extent that the Bank, the Holding Company, a successor corporation or a Parent or Subsidiary of a successor corporation agrees to pay cash or other property in exchange for the cancelation of outstanding Non-Statutory Stock Options, no such cash or property shall be paid to the Participant with respect to unvested Non-Statutory Stock Options until such options would have become vested hereunder, but shall be paid immediately thereafter, without interest.

(iii)	If Non-Statutory Stock Options remain outstanding or are replaced by comparable statutory or non-statutory stock options issued by a successor corporation or a Parent or Subsidiary thereof pursuant to Section 13 hereof, such options shall remain unvested until the Non-Statutory Options would have become vested hereunder. The appropriate number and class of shares shall be transferred to the Participant immediately thereafter.

(iv)	If any Award of Non-Statutory Stock Options is unvested at the date of a Change in Control because Performance Goals or Performance Criteria have not been satisfied for a Performance Period that would expire after the date of the Change in Control, subject to the one-year minimum vesting provision in Section 4(g), the Committee may approve pro rata vesting of such Award based on the extent of satisfaction of the Performance Goals and Performance Criteria through the portion of the Performance Period ending on the date of the Change in Control. Any part of the Award that is not vested as a result of the Committee’s action shall be canceled.

(v)	Notwithstanding the foregoing, if a Participant’s employment is involuntarily terminated in connection with or following such Change in Control, otherwise

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than a Termination for Cause, or if the Participant voluntarily terminates employment for good reason in connection with or following such Change in Control, then subject to the one-year minimum vesting provision in Section 4(g), any unvested Options awarded under the Plan and held by the Participant at the date of termination shall become vested and exercisable during the remainder of the full term permitted by Section 6(b) and the Award Agreement, the limitations of Sections 6(c), (d) and (e) shall not apply, any Performance Goals and Performance Criteria shall be deemed to have been fully satisfied, and any payment of cash or property for the cancelation of unvested Options under Section 6(g)(ii) hereof shall become vested and payable; provided, however, that no termination shall be considered to be in “connection with or following” a Change in Control if it occurs more than twenty-four (24) months after the Change in Control. The Bank and the Holding Company shall require any successor corporation to agree to terms conforming with the foregoing. For purposes of the foregoing, if the Participant is subject to a written employment agreement that defines a “good reason” termination, the existence of termination for good reason hereunder shall be determined under such employment agreement. Otherwise, “good reason” shall be determined under Treas. Reg. § 1.409A-1(n)(2)(ii).

(h)	Payment. Payment due to a Participant upon the exercise of a Non-Statutory Stock Option shall be made in the form of Shares.

(i)	Dividends. No dividends or dividend equivalents shall accrue or be paid on a Non-Statutory Stock Option.

7.	INCENTIVE STOCK OPTIONS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Incentive Stock Options to Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)	Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company (“10% Owner”), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing provisions of this Section to the contrary, in the case of an Incentive Stock Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such Fair Market Value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares, and that the grant of the Substitute Award otherwise satisfies the requirements of Treas. Reg. § 1.424-1(a).

(b)	Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

(c)	Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than 10 years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option, including, but not limited to, the attainment of any Performance Goals. Shares underlying each Incentive Stock Option may be purchased, in whole or in part, at any time during the term of such Incentive Stock Option, after such Option becomes exercisable. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than three months following the Date of the Participant’s cessation of employment (12 months if the cessation was on account of disability within the meaning of Code section 422). An Incentive Stock Option may not be exercised for fractional shares.

(d)	Termination of Employment (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three months following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

(e)	Termination of Employment (Retirement). Subject to the one-year minimum vesting provision in Section 4(g), unless otherwise determined by the Committee, in the event of a Participant’s Retirement, the Participant may

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exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of three years following the date of Retirement, or, if sooner, the expiration of the term of the Incentive Stock Option.

(f)	Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, all Incentive Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of one year following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

(g)	Termination of Employment (Termination for Cause). Unless otherwise determined by the Committee, in the event of an Employee’s Termination for Cause, all rights under such Employee’s Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

(h)	Effect of Change in Control.

(i)	In the event of a Change in Control, unvested Incentive Stock Options shall not automatically vest but may become vested as provided in paragraphs (ii), (iii), (iv) or (v) below, whichever occurs first.

(ii)	To the extent that the Bank, the Holding Company, a successor corporation or a Parent or Subsidiary of a successor corporation agrees to pay cash or other property in exchange for the cancelation of outstanding Incentive Stock Options, no such cash or property shall be paid to the Participant with respect to unvested Incentive Stock Options until such options would have become vested hereunder, but shall be paid immediately thereafter, without interest.

(iii)	If Incentive Stock Options remain outstanding or are replaced by comparable statutory or non-statutory stock options issued by a successor corporation or a Parent or Subsidiary thereof pursuant to Section 13 hereof, such Options shall remain unvested until the Incentive Stock Options would have become vested hereunder. The appropriate number and class of shares shall be transferred to the Participant immediately thereafter.

(iv)	If any Award of Incentive Stock Options is unvested at the date of a Change in Control because Performance Goals or Performance Criteria have not been satisfied for a Performance Period that would expire after the date of the Change in Control, then subject to the one-year minimum vesting provisions in Section 4(g) the Committee may approve pro rata vesting of such Award based on the extent of satisfaction of the Performance Goals and Performance Criteria through the portion of the Performance Period ending on the date of the Change in Control. Any part of the Award that is not vested as a result of the Committee’s action shall be canceled.

(v)	Notwithstanding the foregoing, if a Participant is involuntarily terminated in connection with or following such Change in Control, otherwise than a Termination for Cause, or if the Participant voluntarily terminates employment for good reason, then subject to the one-year minimum vesting provisions in Section 4(g) any unvested Options awarded under the Plan and held by the Participant at the date of termination shall become vested and exercisable during the remainder of the full term permitted by Section 7(c) and the Award Agreement, the limitations of Sections 7(d), (e) and (f) shall not apply, any Performance Goals and Performance Criteria shall be deemed to have been fully satisfied, and any payment of cash or property for the cancelation of unvested Options under Section 7(h)(ii) hereof shall become vested and payable; provided, however, that no termination shall be considered to be in “connection with or following” a Change in Control if it occurs more than twenty-four (24) months after the Change in Control. The Bank and the Holding Company shall require any successor corporation to agree to terms conforming with the foregoing. For purposes of the foregoing, if the Participant is subject to a written employment agreement that defines a “good reason” termination, the existence of termination for good reason hereunder shall be determined under such employment agreement. Otherwise, “good reason” shall be determined under Reg. § 1.409A-1(n)(2)(ii).

(i)	Acceleration Upon a Change in Control. In the event of a Change in Control, all Incentive Stock Options held by such a Participant shall become immediately exercisable and, subject to Section 13, shall remain exercisable until the expiration of the term of the Incentive Stock Option.

(j)	Payment. Payment due to a Participant upon the exercise of an Incentive Stock Option shall be made in the form of Shares.

(k)	Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of Shares issued pursuant to the exercise of such Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

(l)	Dividends. No dividends or dividend equivalents shall accrue or be paid on an Incentive Stock Option.

8.	STOCK AWARDS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Stock Awards to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)	Payment of the Stock Award. The Stock Award may only be made in whole Shares.

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(b)	Terms of the Stock Awards. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and any specific terms or conditions that must be satisfied prior to the vesting of any installment or portion of the Stock Award, including, but not limited to, the attainment of any Performance Goals. Notwithstanding other paragraphs in this Section 8, but subject to the one-year minimum vesting provision in Section 4(g), the Committee may, in its sole discretion, accelerate the vesting of any Stock Awards. The acceleration of any Stock Award under the authority of this substitution shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Stock Awards.

(c)	Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability, death or Termination for Cause, the Participant’s unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. Notwithstanding any provisions set forth herein or contained in any Award Agreement relating to an award of a Stock Award, in the event of termination of the Participant’s service due to Disability, death, or, subject to Section 4(g), Retirement, all unvested Stock Awards held by such Participant, including any portion of a Stock Award subject to a performance goal, shall immediately vest and, in the event of the Participant’s Termination for Cause, the Participant’s unvested Stock Awards as of the date of such termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.

(d)	Effect of Change in Control.

(i)	In the event of a Change in Control, unvested Common Stock granted under the Plan shall not automatically vest but may become vested as provided in paragraphs (ii), (iii), (iv) or (v) below, whichever occurs first.

(ii)	To the extent that the Bank, the Holding Company, a successor corporation or a Parent or Subsidiary of a successor corporation agrees to pay cash or other property in exchange for such Stock, no such cash or property shall be paid to the Participant with respect to unvested Stock until such Stock would have become vested hereunder, but shall be paid immediately thereafter, without interest.

(iii)	If Stock granted hereunder remains outstanding or is replaced by comparable stock issued by a successor corporation or a Parent or Subsidiary thereof pursuant to Section 13 hereof, such Stock shall remain unvested until it would have become vested hereunder.

(iv)	If any Award of Stock is unvested at the date of a Change in Control because Performance Goals or Performance Criteria have not been satisfied for a Performance Period that would expire after the date of the Change in Control, the Committee may approve pro rata vesting of such Award based on the extent of satisfaction of the Performance Goals and Performance Criteria through the portion of the Performance Period ending on the date of the Change in Control. Any part of the Award that is not vested as a result of the Committee’s action shall be canceled.

(v)	Notwithstanding the foregoing, if a Participant is involuntarily terminated in connection with or following such Change in Control, otherwise than a Termination for Cause, or if the Participant voluntarily terminates employment for good reason, then subject to the one-year minimum vesting provisions in Section 4(g) any Shares of unvested Common Stock awarded under the Plan and held by the Participant at the date of termination shall become vested and any Performance Goals and Performance Criteria shall be deemed to have been fully satisfied; provided, however, that no termination shall be considered to be in “connection with or following” a Change in Control if it occurs more than twenty-four (24) months after the Change in Control. The Bank and the Holding Company shall require any successor corporation to agree to terms conforming with the foregoing. For purposes of the foregoing, if the Participant is subject to a written employment agreement that defines a “good reason” termination, the existence of termination for good reason hereunder shall be determined under such employment agreement. Otherwise, “good reason” shall be determined under Treas. Reg. § 1.409A-1(n)(2)(ii).

(e)	Dividends and Other Distributions. A Participant or beneficiary shall not be paid any dividends or other distributions with respect to Shares covered by Stock Awards until the Participant has become vested in the Shares. At the time of vesting, the Participant or beneficiary shall receive a cash payment equal to the aggregate dividends (without interest) that the Participant or beneficiary would have received if the Participant or beneficiary had owned all of the Shares in which the Participant or beneficiary vested for the period beginning on the Date of Grant of those shares, and ending on the date of vesting. No dividends shall be paid to a Participant or beneficiary with respect to any shares covered by an Award that are forfeited by the Participant.

(f)	Voting of Stock Awards. After a Stock Award has been granted, but for which Shares covered by such Stock Award have not yet been earned and distributed to the Participant pursuant to the Plan and held in trust prior to vesting, the Participant shall be entitled to direct the trustee as to the voting of such Shares which the Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose. All Shares of Common Stock held by the trust as to which Participants are not entitled to direct, or have not directed the voting, shall be voted by the trustee in the same proportion as the Common Stock covered by Stock Awards which have been awarded is voted.

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9.	METHOD OF EXERCISE OF OPTIONS

Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash, Shares and other consideration, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer, a constructive stock swap or a “net exercise”, as the Committee may specify in the applicable Award Agreement. A “net exercise” means the delivery of a properly executed notice followed by a procedure pursuant to which (a) the Holding Company will reduce the number of Shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of Shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the Shares with respect to which the Option is exercised, and (b) the Participant shall pay to the Holding Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole Shares to be issued. Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) Shares are used to pay the Exercise Price pursuant to a “net exercise,” (ii) Shares are delivered to the Participant as a result of such exercise, and (iii) Shares are withheld to satisfy tax withholding obligations.

10.	RIGHTS OF PARTICIPANTS

No Participant shall have any rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant’s services.

11.	DESIGNATION OF BENEFICIARY

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

12.	TRANSFERABILITY OF AWARDS

(a)	Incentive Stock Options. Incentive Stock Options are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant’s lifetime, his Incentive Stock Options may be exercised only by him.

(b)	Awards Other Than Incentive Stock Options. All Awards granted pursuant to this Plan other than Incentive Stock Options are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, with the approval of the Committee, a Participant may transfer an Award (other than an Incentive Stock Option) for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section shall include a transfer of the rights of a Participant under this Plan to consent to certain amendments to the Plan or an Award Agreement and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award. For purposes of this Section 12, “Family Members” mean with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. The provisions of this Section 12 shall not apply to any Common Stock issued pursuant to an Award for which all restrictions have lapsed and is fully vested.

13.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

(a)	Adjustment Clause. In the event of (i) a stock dividend, stock split, reverse stock split, extraordinary dividend, share combination, or recapitalization or similar event affecting the capital structure of the Holding Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Holding Company or any of its subsidiaries (each, a “Organic Change”), the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Section 4 hereof, (ii) the number and kind of Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding Award. In the case of Organic Changes, such adjustments may include, without limitation:

(i)	the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which stockholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option shall conclusively be deemed valid);

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(ii)	the substitution of other property (including, without limitation, cash or other securities of the Holding Company and securities of entities other than the Holding Company) for Shares subject to outstanding Awards; and

(iii)	arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Holding Company and securities of entities other than the Holding Company), by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following a Change in Control (as well as any corresponding adjustments to Awards that remain based upon Holding Company securities); and may, after giving Participants an opportunity to exercise their outstanding Options, terminate any or all unexercised Options. Such termination shall take place as of the date of the Change in Control or such other date as the Committee may specify.

All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

(b)	Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 13 hereof to Awards that are considered “deferred compensation” within the meaning of section 409A of the Code shall be made in compliance with the requirements of section 409A of the Code unless the Participant consents otherwise; (ii) any adjustments made pursuant to Section 13(a) of the Plan to Awards that are not considered “deferred compensation” subject to section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to section 409A of the Code or comply with the requirements of section 409A of the Code unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments pursuant to Section 13(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to section 409A of the Code to be subject thereto.

14.	TAX WITHHOLDING

(a)	Whenever under this Plan, cash or Shares are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the minimum withholding of such sums come from compensation otherwise due to the Participant or from any Shares due to the Participant under this Plan or (iii) any combination of the foregoing; provided, however, that no amount shall be withheld from any cash payment or Shares relating to an Award which was transferred by the Participant in accordance with this Plan, but no withholding shall be permitted that would cause an adverse accounting consequence or cost or violate Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

(b)	If any transfer described in Section 12 is made, or any election described in Section 15 is made, then the person making such transfer or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Participant.

15.	NOTIFICATION UNDER SECTION 83(B)

The Committee may, in the applicable Award Agreement for a Stock Award, prohibit a Participant from making an election pursuant to section 83(b) of the Code with respect to the Shares covered by the Award Agreement. If the Committee has not prohibited a Participant from making such election, and the Participant makes an election permitted under section 83(b) of the Code with respect to such Shares, then that Participant shall notify the Committee of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of section 83(b) of the Code.

16.	AMENDMENT OF THE PLAN AND AWARDS

(a)	The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided, however, that no such modification or amendment shall, without stockholder approval:

(i)	modify or amend Section 4 to increase the maximum number of Shares reserved for issuance in connection with Awards under this Plan or for certain types of Awards under this Plan, except as provided in Section 13;

(ii)	expand the types of Awards available to Participants under this Plan;

(iii)	delete or limit the provisions of Section 16(c) prohibiting the repricing of Options;

(iv)	modify or amend either Section 6(a) or Section 7(a) to reduce the minimum permitted Exercise Price for an Option;

(v)	modify or amend either Section 6(b) or Section 7(c) to increase the maximum term during which an Option may be exercised; or

(vi)	materially expand the provisions of this Plan governing grants of Incentive Stock Options except to the extent permitted by section 422 of the Code.

Failure to ratify or approve amendments or modifications by stockholders shall be effective only as to the specific amendment or modification requiring such approval or ratification. Other provisions of this Plan will remain in full force and effect. No such modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

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(b)	The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant and provided further that no such amendment shall reprice an outstanding Option except as permitted by Section 16(c).

(c)	Repricing of Options shall not be permitted. For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option to lower its exercise price except as permitted by Section 13; (B) any other action that is treated as a repricing under generally accepted accounting principles; and (C) canceling an Option at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for cash, another Option, Stock Award or other equity award, unless the cancellation and exchange occurs in connection with an event set forth in Section 13. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

17.	FORFEITURE; CLAWBACK

Notwithstanding any other provisions in this Plan, the Holding Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”), including, without limitation, the Bank’s recoupment policy and any policy intended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder or any stock exchange listing requirement. In addition, a Participant may be required to repay to the Holding Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/ or modified from time to time by the Company in its discretion.

18.	EFFECTIVE DATE OF PLAN

The Plan shall become effective on the date the Plan is adopted by the Board of Directors (the “Effective Date”), provided that the Plan, including any amendments, is approved by an affirmative vote of a majority of the votes cast at the Holding Company’s 2020 annual meeting of stockholders. If this Plan is approved at such meeting, no additional awards shall be made under the OceanFirst Financial Corp. 2011 Stock Incentive Plan (the “Prior Plan”), after the date of such meeting, but all outstanding awards under the Prior Plan as of the date of the meeting shall continue in accordance with the terms of the Prior Plan and any applicable award agreements. If this Plan is not approved at such meeting: (i) this Plan shall be null and void; (ii) any Awards granted under this Plan shall automatically terminate at the conclusion of such meeting; and (iii) the Prior Plan shall continue in accordance with its terms as in effect immediately prior to such annual meeting.

19.	TERMINATION OF THE PLAN

The right to grant Awards under the Plan will terminate 10 years after the date the Plan was initially adopted by the Board of Directors. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s vested rights under a previously granted Award.

20.	APPLICABLE LAW

The Plan will be administered in accordance with the laws of the state of Delaware and applicable federal law.

21.	SECTION 409A

It is the intention of the Holding Company that no Award shall be “deferred compensation” subject to section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with section 409A of the Code.

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OCEANFIRST

OceanFirst Financial Corp.
110 West Front Street
Red Bank, New Jersey 07701
(732) 240-4500

www.oceanfirst.com
NASDAQ: OCFC

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OCEANFIRST FINANCIAL CORP.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 14, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OCFC2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 14, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D11091-P34889

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

OCEANFIRST FINANCIAL CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED IN PROPOSAL 1.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees:

01) Angelo J. Catania
02) Anthony R. Coscia
03) Michael D. Devlin
04) Jack M. Farris
05) Kimberly M. Guadagno
06) Nicos Katsoulis
07) John K. Lloyd
08) Christopher D. Maher
09) William D. Moss
10) Joseph M. Murphy, Jr.
11) Steven M. Scopellite
12) Grace C. Torres
13) Grace M. Vallacchi
14) John E. Walsh

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3 AND 4.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, an Annual Report to Stockholders and a Proxy Statement dated April 22, 2020.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D11092-P34889

OCEANFIRST FINANCIAL CORP.
Annual Meeting of Stockholders
May 20, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christopher D. Maher and Steven J. Tsimbinos, each with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of OceanFirst Financial Corp. (the "Company") which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held virtually at www.virtualshareholdermeeting.com/OCFC2020, and if circumstances allow, live at OceanFirst Bank Administrative Offices, 110 West Front Street, Red Bank, New Jersey 07701, on May 20, 2020, at 9:00 a.m. and at any and all adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the nominees as directors specified under Proposal 1 and "FOR" Proposals 2, 3 and 4. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Address Changes/Comments: ____

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on the reverse side.